UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

A. H. Belo Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 30, 2010

Dear Fellow Shareholder:

I invite you to attend our annual meeting of shareholders that will be held on June 10, 2010 in the auditorium of The Belo Building at 400 South Record Street, Third Floor, Dallas, Texas. Included is a map for your use.

At the meeting, you will hear a report on A. H. Belo’s operations and have a chance to meet your directors and executive officers. This package includes the formal notice, proxy statement, and proxy card for the meeting, together with A. H. Belo’s 2009 annual report. The proxy statement tells you more about the agenda and voting procedures for the meeting. It also describes how the A. H. Belo Board operates and provides information about A. H. Belo’s directors, including those nominated for election at this year’s meeting.

As in 2009, A. H. Belo will furnish proxy materials on the Internet to participants in the A. H. Belo Savings Plan and the separate Belo Savings Plan. Thus, these shareholders will not automatically receive paper copies of our proxy materials. We will mail a Notice of Internet Availability of Proxy Materials to these shareholders with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. This notice also provides information on how these shareholders may obtain paper copies of our proxy materials free of charge, if they so choose. We believe that this approach allows us to provide these shareholders with the information they need to vote their shares while reducing delivery costs and any environmental impact.

For those A. H. Belo shareholders with access to the Internet, we encourage you to vote your shares on-line. Detailed instructions on how to vote over the Internet or by telephone are set forth on the Notice of Internet Availability of Proxy Materials and on the proxy card. We encourage you to elect to receive future annual reports, proxy statements, and other materials over the Internet by following the instructions in the proxy statement. This electronic means of communication is quick and convenient and reduces the Company’s printing and mailing costs.

Beginning this year, the rules that govern how brokers vote your shares have changed. Brokers may no longer use discretionary authority to vote shares for the election of directors and other non-routine matters if they have not received instructions from their clients. Whether or not you attend the meeting, it is important that your shares be represented at the annual meeting. I encourage you to vote your shares as soon as possible either by returning your proxy card (or voting instruction card) or by voting using the Internet or telephone voting procedures outlined in the enclosed materials or in the Notice of Internet Availability of Proxy Materials. If you are unable to attend the annual meeting in person, you may listen to the meeting by Webcast. Please see the notice on the next page for more information.

I hope to see you on June 10th.

Sincerely,

Robert W. Decherd
Chairman of the Board
President and Chief Executive Officer

A. H. Belo Corporation P. O. Box 224866 Dallas, Texas 75222-4866 Tel. 214.977.8200 Fax 214.977.8201
www.ahbelo.com Deliveries: 400 South Record Street Dallas, Texas 75202-4806

P. O. Box 224866
Dallas, Texas 75222-4866
www.ahbelo.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2010

To A. H. Belo Shareholders:

Please join us for the 2010 annual meeting of shareholders of A. H. Belo Corporation (“A. H. Belo” or the “Company”). The meeting will be held in the auditorium of The Belo Building at 400 South Record Street, Third Floor, Dallas, Texas, on Thursday, June 10, 2010, at 1:30 p.m., Dallas, Texas time. The annual meeting of shareholders will be simultaneously Webcast on A. H. Belo’s Web site (www.ahbelo.com/invest). Following the conclusion of the meeting, a replay of the Webcast will be archived on the Company’s Web site through June 24, 2010.

At the meeting, holders of A. H. Belo Series A common stock and A. H. Belo Series B common stock will act on the following matters:

1.	Election of two Class II directors;

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm; and

3. Any other matters that may properly come before the meeting.

All record holders of shares of A. H. Belo Series A common stock and A. H. Belo Series B common stock at the close of business on April 22, 2010 are entitled to vote at the meeting or at any postponement or adjournment of the meeting.

This year, we are again furnishing proxy materials on the Internet to participants in the A. H. Belo Savings Plan and the separate Belo Savings Plan. Consequently, these shareholders will not automatically receive paper copies of our proxy materials. We will instead send to these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The electronic delivery of our proxy materials will reduce our printing and mailing costs and any environmental impact.

The Notice of Internet Availability of Proxy Materials identifies the date, time and location of the annual meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; and a toll-free telephone number, an e-mail address, and a Web site where shareholders can request a paper or e-mail copy of their proxy materials, including our proxy statement, annual report to shareholders and a voting instruction card, free of charge.

By Order of the Board of Directors

DANIEL J. BLIZZARD
Secretary

April 30, 2010

P. O. Box 224866
Dallas, Texas 75222-4866
www.ahbelo.com

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held On June 10, 2010

This proxy statement contains information related to the annual meeting of shareholders of A. H. Belo Corporation (“A. H. Belo” or the “Company”) to be held on Thursday, June 10, 2010, beginning at 1:30 p.m., Dallas, Texas time, in the auditorium of The Belo Building at 400 South Record Street, Third Floor, Dallas, Texas, and any postponement or adjournment of the meeting. For those shareholders receiving a Notice of Internet Availability of Proxy Materials (the “Notice”), the Notice will be mailed to those shareholders on April 30, 2010. Paper copies of this proxy statement and related proxy card (or voting instruction card) will be distributed to all other shareholders beginning on or about April 30, 2010.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act on matters outlined in the accompanying notice, including the election of two directors, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and any other matters properly brought before the meeting. Management will report on A. H. Belo’s performance in 2009 and respond to questions and comments from shareholders.

Who can attend the annual meeting?

Shareholders and guests of A. H. Belo may attend the annual meeting.

Who may vote at the meeting?

Only shareholders who owned A. H. Belo shares at the close of business on April 22, 2010, the record date, or their duly appointed proxies, are entitled to vote at the meeting. If you owned A. H. Belo shares at the close of business on April 22, 2010, you are entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting. Our common stock is divided into two series: Series A common stock and Series B common stock. Holders of either series of common stock as of the close of business on the record date will be entitled to vote at the meeting. At the close of business on the record date, a total of 18,342,602 shares of Series A common stock and 2,525,694 shares of Series B common stock were outstanding and entitled to vote.

What are the voting rights of the holders of Series A common stock and Series B common stock?

Holders of A. H. Belo Series A and Series B common stock vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Series A common stock will be entitled to one vote on each matter. Each outstanding share of Series B common stock will be entitled to 10 votes on each matter.

Can I vote my shares of Belo Corp.?

No, shares of Belo Corp. are not eligible for voting at this meeting. A. H. Belo is a separate public company. Only shares of A. H. Belo are eligible to vote at the June 10, 2010 meeting.

What constitutes a quorum to conduct business at the meeting?

In order to carry on the business of the meeting, we must have a quorum present in person or by proxy. A majority of the voting power of the outstanding shares eligible to vote and at least one-third of the outstanding shares entitled to vote must be present at the meeting, in person or by proxy, in order to constitute a quorum.

Abstentions and broker non-votes are counted as present at the meeting for purposes of determining whether we have a quorum. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner.

How do I cast my vote?

You may vote by proxy, which gives the proxy holder the right to vote your shares on your behalf, or you may vote in person at the meeting.

You may receive more than one proxy card depending on how you hold your shares. Shares registered in your name are covered by a proxy card. If you hold shares indirectly through someone else, such as a broker, you may receive material from that person asking how you want to vote.

Shares held in your A. H. Belo Savings Plan account or in your Belo Savings Plan account may be voted only by the plan trustee, but you may instruct the plan trustee on how to vote them. Information on how to provide voting instructions to the plan trustee via the Internet is set out in the Notice. The Notice also includes information on how to obtain paper copies of the proxy materials, including a voting instruction card, if you so desire. For more information, please refer to the question and answer “How do I vote my shares held in the A. H. Belo Savings Plan or in the Belo Savings Plan” below.

It is important that you follow the instructions on each proxy card, voting instruction card, or the Notice and vote the shares represented by each card separately.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials over the Internet to participants in the A. H. Belo Savings Plan and the separate Belo Savings Plan. Accordingly, a Notice was sent to these shareholders. These shareholders will have the ability to access the proxy materials on the Web site referred to in the Notice or request to receive free of charge a printed set of the proxy materials, including a voting instruction card. Instructions on how to access the proxy materials over the Internet or to request a printed copy are set out in the Notice. The Notice also has instructions on how to provide voting instructions to the plan trustee via the Internet.

In addition, all shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions in the paragraph captioned “How to Receive Future Proxy Statements and Annual Reports Online” in the “Annual Report and Additional Materials” section on page 45 of this proxy statement. The Company encourages shareholders to take advantage of the availability of the proxy materials on the Internet in order to help reduce printing and mailing costs and any environmental impact.

How do I vote by proxy?

If you vote by proxy, you may vote on-line via the Internet, by telephone, or by completing and returning your enclosed proxy card in the envelope provided. All proxy cards that are properly completed and submitted will be voted as specified.

If your shares are registered in your name and you sign, date, and return your proxy card but do not check any boxes, the shares represented by that card will be voted FOR all nominees standing for election as directors, FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and, at the discretion of the proxy holders, on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

If you hold your shares through a broker, your broker may vote your shares at its discretion on certain “routine matters.” The Company believes that the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm is a “routine matter” on which brokers will be permitted to vote. With respect to all other matters, however, your broker may not be able to vote your shares for you and the aggregate number of unvoted shares is reported as the “broker non-vote.” The Company believes that the election of directors is not a “routine matter” and brokers will not be permitted to vote any uninstructed shares on the election of directors.

If you want to vote using the Internet or telephone, please follow the instructions on each card that you received, and have each card available when you call in or access the voting site. In order to be included in the final tabulation of proxies, completed proxy cards and voting instruction cards must be received, and votes cast using the Internet or telephone must be cast, by the date and time noted on each card.

If your shares are held indirectly, your broker or nominee may not offer voting using the Internet or telephone. Please be certain to check your voting instruction card or contact your broker or nominee to determine available voting arrangements.

If you participate in either the A. H. Belo Savings Plan or the Belo Savings Plan and had full shares credited to your account as of the record date, please refer to the information set forth in the question and answer “How do I vote my shares held in the A. H. Belo Savings Plan or in the Belo Savings Plan” below.

How do I vote in person?

For shares registered in your name, you may vote in person by completing a ballot at the annual meeting. If you plan to vote in person but hold shares through a broker or other nominee, you must provide a legal proxy from the broker or nominee evidencing your authority to vote shares the broker held for your account at the close of business on April 22, 2010. You must contact your brokerage firm directly in advance of the annual meeting to obtain a legal proxy. Voting instructions with respect to shares held in the A. H. Belo Savings Plan or the Belo Savings Plan must be submitted by June 8, 2010, and may not be provided at the meeting.

Blank ballots will be available at the registration table at the meeting. Completed ballots may be deposited at the registration table and a call for completed ballots will be made during the course of the meeting prior to the close of the polls.

Can I change my vote or revoke my proxy?

Yes. For shares registered in your name, you may revoke your proxy (including an Internet or telephone vote) by:

▶	filing a written notice of revocation with the corporate Secretary of A. H. Belo Corporation at any time prior to the annual meeting;

▶	delivering a duly executed written proxy bearing a later date by the voting deadline set forth on the proxy card;

▶	submitting a new proxy by Internet or telephone by the voting deadline set forth on the proxy card; or

▶	voting by ballot at the meeting.

If your shares are held through a broker or nominee, contact that broker or nominee if you wish to change your voting instructions.

For information on how to revoke or modify previously given voting instructions with respect to shares held through one of the Savings Plans, please see “How do I vote my shares held in the A. H. Belo Savings Plan or in the Belo Savings Plan” below.

Attendance at the meeting does not by itself revoke a previously granted proxy.

How do I vote my shares held in the A. H. Belo Savings Plan or in the Belo Savings Plan?

Fidelity Management Trust Company is the plan trustee for both the A. H. Belo Savings Plan and the separate Belo Savings Plan maintained by Belo Corp. (together, the “Savings Plans”). Only the plan trustee can vote the shares held by the Savings Plans. If you participate in either of these Savings Plans and had full shares of A. H. Belo common stock credited to your account as of the record date, you received a Notice in lieu of paper copies of our proxy materials. The Notice includes instructions on how to access the proxy materials over the Internet and how to request a printed set of the proxy materials, including a voting instruction card, if you desire to do so. The Notice also has information on how to provide your voting instructions to the plan trustee via the Internet. If you want to vote using the Internet or telephone, please follow the instructions on your Notice or your voting instruction card and have the card available when you call in or access the voting site. You can also complete, sign and return your voting instruction card in the envelope provided. You will not be able to vote these shares in person at the annual meeting.

Because of the time required to tabulate voting instructions from participants in the Savings Plans before the annual meeting, the trustee must receive your voting instructions by June 8, 2010. If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, the trustee will vote your shares FOR all nominees standing for election as directors and FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. In addition, at its discretion, the trustee of the Savings Plans will be authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting. If the trustee does not receive instructions from you (by Internet, telephone or voting instruction card) by June 8, 2010, the trustee will vote your shares in the same proportion as the shares in your particular savings plan for which voting instructions have been received. You may revoke or modify previously given voting instructions by June 8, 2010, by submitting a new voting instruction by Internet or telephone, filing with the trustee either a written notice of revocation or submitting a properly completed and signed voting instruction card by that date.

What vote does the Board recommend?

The Board recommends a vote FOR all nominees standing for election as directors and FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

What number of votes is required to approve each matter?

▶  Election of directors — The affirmative vote of a plurality of the voting power represented at the annual meeting and entitled to vote is required for the election of directors. This means that the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. You do not have the right to cumulate votes in the election of directors. In other words, you cannot multiply the number of shares you own by the number of directorships being voted on and then cast the total for only one candidate or among any number of candidates as you see fit. Votes that are instructed to be withheld with respect to the election of one or more directors will not be voted for the director or directors indicated, although they will be counted for purposes of determining whether a quorum is present. Previously, if you did not provide instructions as to how to vote your shares held in broker or nominee name, your broker was permitted to vote them on your behalf in uncontested director elections. Beginning this year, brokers can no longer vote on your behalf for the election of directors without your instruction.

Additionally, if an incumbent director does not receive the affirmative vote of at least a majority of the votes cast with respect to that director’s election at the annual meeting (which for this purpose includes votes cast “for” the director’s election and votes to withhold authority with respect to the director’s election), then that director is required to promptly tender his or her resignation and the Board will act on such resignation as provided in the Company’s corporate governance guidelines, the applicable portion of which is attached to this proxy statement as Appendix A. All nominees standing for election at the 2010 annual meeting of shareholders are incumbent directors.

▶  Ratification of appointment of independent registered public accounting firm — The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company for 2010. With respect to shares held in broker or nominee name, your broker continues to have discretion to vote any uninstructed shares on this matter.

▶  Other matters — Unless otherwise required by law or the Company’s Certificate of Incorporation, the affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote is required for other matters that properly may come before the meeting.

For matters requiring majority approval, abstentions have the effect of negative votes, meaning that abstentions will be counted in the denominator, but not the numerator, in determining whether a matter has received sufficient votes to be approved. Broker non-votes are not treated as shares entitled to vote on matters requiring majority approval and are excluded from the calculation.

PROXY SOLICITATION

Your proxy is being solicited on behalf of A. H. Belo’s Board of Directors. In addition to use of the mail, the solicitation may also be made by use of facsimile, the Internet or other electronic means, or by telephone or personal contact by directors, officers, employees, and agents of A. H. Belo. A. H. Belo pays the costs of this proxy solicitation.

We also supply brokers, nominees, and other custodians with proxy forms, proxy statements, and annual reports for the purpose of sending proxy materials to beneficial owners. We reimburse brokers, nominees, and other custodians for their reasonable expenses.

A. H. BELO CORPORATION STOCK OWNERSHIP

The following tables set forth information as of April 22, 2010, about the beneficial ownership of A. H. Belo common stock by our current directors, nominees for election as director, the executive officers named in the Summary Compensation Table in this proxy statement, all current directors, director nominees and named executive officers as a group, and by each person known to A. H. Belo to own more than 5% of the outstanding shares of A. H. Belo Series A or Series B common stock. At the close of business on April 22, 2010, there were 18,342,602 Series A shares, 2,525,694 Series B shares, and 20,868,296 combined Series A and Series B shares, issued and outstanding.

Under SEC rules, the beneficial ownership of a person or group includes not only shares held directly or indirectly by the person or group but also shares the person or group has the right to acquire within 60 days of the record date pursuant to exercisable options and convertible securities. The information below, including the percentage calculations, is based on beneficial ownership of shares rather than direct ownership of issued and outstanding shares.

Unless otherwise indicated, each person listed below has sole voting power and sole dispositive power with respect to the shares of common stock indicated in the table as beneficially owned by such person. Series A common stock has one vote per share and Series B common stock has 10 votes per share. Consequently, the voting power of Series B holders is greater than the number of shares beneficially owned. For example, the shares of A. H. Belo common stock beneficially owned by all current directors, director nominees and named executive officers as a group, representing 15.8% of the outstanding shares of Series A and Series B common stock, have combined voting power of 59.3%.

A. H. Belo Corporation Stock Ownership of Current Directors, Director Nominees and Named Executive Officers

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of April 22, 2010(1)(2)(3)(4)
					Combined
	Series A		Series B		Series A and Series B
Name	Number	Percent	Number	Percent	Number	Percent
Robert W. Decherd*+	29,314	**	1,467,830	51.5%	1,497,144	7.1%
James M. Moroney III+	142,323	**	613,019	23.4%	755,342	3.6%
Donald F. (Skip) Cass, Jr.+	7,241	**	53,500	2.1%	60,741	**
Alison K. (Ali) Engel +	1,070	**	36,700	1.4%	37,770	**
Daniel J. Blizzard+	809	**	26,120	1.0%	26,929	**
Douglas G. Carlston*	178	**	42,852	1.7%	43,030	**
Dealey D. Herndon*	131,927	**	587,207	22.8%	719,134	3.4%
Laurence E. Hirsch*◆	2,472	**	66,550	2.6%	69,022	**
Tyree B. (Ty) Miller*	0	**	25,926	1.0%	25,926	**
David R. Morgan*	0	**	41,826	1.6%	41,826	**
John P. Puerner*◆	0	**	41,826	1.6%	41,826	**
J. McDonald Williams*	47,408	**	55,951	2.2%	103,359	**
All directors, director nominees and named executive officers as a group (12 persons)	362,742	2.0%	3,059,307	90.4%	3,422,049	15.8%

*	Director

◆	Nominee

+	Executive Officer

**	Less than one percent

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature. If the Series A total included shares into which Series B shares held are convertible, the persons listed would be deemed to be the beneficial owners of the following percentages of the Series A shares: Robert Decherd, 7.6%; Jim Moroney, 4.0%; Dealey Herndon, 3.8%; and all current directors, director nominees and executive officers as a group, 16.0%. All other persons listed would be deemed to beneficially own less than 1% of the Series A shares. These percentages are calculated by taking the person’s number of combined Series A and Series B shares as reflected in the table above and dividing that number by the sum of (a) the Series A shares issued and outstanding, plus (b) the total of Series B shares owned by the person as reflected in the table above, plus (c) the person’s exercisable Series A stock options plus shares issuable upon the vesting and payment of restricted stock unit (“RSU”) awards listed in footnote (3) to the table.

The family relationships among the directors and named executive officers are as follows: Robert Decherd and Dealey Herndon are brother and sister. Jim Moroney is their second cousin.

The following shares are included in the individual’s holdings because the individual has either sole or shared voting or dispositive power with respect to such shares.

Robert Decherd — 2,796 Series A shares held in trust for which Robert serves as trustee; Robert disclaims beneficial ownership of these shares. Robert’s holdings also include 4,631 Series B shares owned by him and his wife as to which he shares voting and dispositive power.

Jim Moroney — 120,954 Series A shares held by Moroney Family Belo, LLC, a limited liability company of which Jim is the manager; 503,374 Series B shares held by Moroney Preservation, Limited, a family limited partnership of which Jim is a limited partner and the sole shareholder of the general partner; 10,420 Series B shares held in a family trust as to which he has sole voting authority; and 96 Series B shares owned by Jim and his wife as to which he shares voting and dispositive power. Jim’s holdings also include 5,960 Series A shares held by a family charitable foundation for which Jim serves as trustee; Jim disclaims beneficial ownership of these shares.

Skip Cass — 309 Series A shares and 400 Series B shares owned by Skip and his wife as to which he shares voting and dispositive power.

Dealey Herndon — 4,000 Series A shares held by a charitable foundation she established and for which she serves as a director. Dealey disclaims beneficial ownership of these shares. Dealey’s holdings also include 40,600 Series A shares owned by her and her husband as to which she shares voting and dispositive power.

(2)	Jim Moroney’s holdings include 10,399 Series A shares that are held by the Moroney Family Belo, LLC, and which are subject to a pledge.

(3)	The number of shares shown in the table above includes (a) shares held in the A. H. Belo Savings Plan at April 22, 2010, (b) shares that could be purchased by exercise of options exercisable on April 22, 2010 or within 60 days thereafter (to and including June 21, 2010) under the A. H. Belo 2008 Incentive Compensation Plan (“ICP”) and (c) shares that could be received upon the vesting and payment of RSU awards through June 21, 2010, as follows:

					Net Shares Issuable
					Upon Vesting &
	Shares Held in		Exercisable		Payment of RSU
	A. H. Belo Savings Plan		Stock Options		Awards
Name	Series A	Series B	Series A	Series B	Series A	Series B

Robert W. Decherd	1,094	—	—	322,290	—	—
James M. Moroney III	982	—	—	93,500	—	—
Donald F. (Skip) Cass, Jr.	591	—	—	53,100	—	—
Alison K. (Ali) Engel	13	—	—	36,700	—	—
Daniel J. Blizzard	—	—	—	26,120	—	—
Douglas G. Carlston	—	—	—	42,852	178	—
Dealey D. Herndon	—	—	—	52,958	208	—
Laurence E. Hirsch	—	—	—	66,550	208	—
Tyree B. (Ty) Miller	—	—	—	25,926	—	—
David R. Morgan	—	—	—	41,826	—	—
John P. Puerner	—	—	—	41,826	—	—
J. McDonald Williams	—	—	—	54,751	208	—
All directors, director nominees and named executive officers as a group (12 persons)	2,680	—	—	858,399	802	—

(4)	Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options or may receive upon the vesting and payment of RSU awards as indicated in footnote (3) to the table.

A. H. Belo Corporation Stock Ownership of Other Principal Shareholders (greater than 5%)

Shares of Common Stock Beneficially Owned
And Percentage of Outstanding Shares as of December 31, 2009(1)(2)
(except as noted in footnotes below)
					Combined
	Series A		Series B		Series A and Series B
Name and Address	Number	Percent	Number	Percent	Number	Percent

Wells Fargo and Company and Evergreen Investment Management Company, L.L.C.(3)	1,173,036	6.4%	—	**	1,173,036	5.6%
420 Montgomery Street San Francisco, CA 94163

First Dallas Holdings, Inc.; Donald W. Hodges; First Dallas Securities, Inc.; and Hodges Capital Management, Inc.(4)	1,157,500	6.3%	—	**	1,157,500	5.6%
2905 Maple Avenue Dallas, TX 75201

JPMorgan Chase & Co. and J.P. Morgan Investment Management Inc.(5)	1,051,765	5.7%	—	**	1,051,765	5.0%
270 Park Avenue, 38th Floor New York, NY 10017

Bank of America Corporation; Bank of America, NA; Columbia Management Advisors, LLC; and Merrill Lynch, Pierce, Fenner & Smith, Inc.(6)	974,901	5.3%	—	**	974,901	4.7%
Bank of America Corporate Center 100 North Tryon Street Charlotte, NC 28255

John L. (Jack) Sander(7)	6,044	**	152,400	5.7%	158,444	**
10751 E. Cottontail Scottsdale, AZ 85255

**	Less than 1%

(1)	Series B shares are convertible at any time on a share-for-share basis into Series A shares but not vice versa. For purposes of determining the number of Series A shares beneficially owned by the persons listed, the person may be deemed to be the beneficial owner of the Series A shares into which the Series B shares owned are convertible. The numbers listed in the Series A column, however, do not reflect the Series A shares that may be deemed to be beneficially owned by the person listed because of this convertibility feature.

(2)	Pursuant to SEC rules, the percentages above are calculated by taking the number of shares indicated as beneficially owned by the listed person or group and dividing that number by the sum of (a) the number of issued and outstanding shares in each series or the combined series, as applicable, plus (b) the number of shares of each series or the combined series, as applicable, that the person or group may purchase through the exercise of stock options as indicated in the notes on the table.

(3)	Based upon information contained in its report on Form 13G for the calendar year ended December 31, 2009, as filed with the SEC on January 21, 2010, Wells Fargo and Company and its subsidiary, Evergreen Investment Management Company, L.L.C., each have sole investment and voting authority with respect to 1,164,464 of these shares. Wells Fargo and Company shares investment authority with respect to 1,545 of these shares.

(4)	Based upon information contained in Amendment 1 to its report on Form 13G for the calendar year ended December 31, 2009, as filed with the SEC on February 17, 2010, First Dallas Holdings, Inc. and Donald W. Hodges share dispositive power with respect to all of these shares and share voting authority with respect to 1,045,000 of these shares. The subsidiaries of First Dallas Holdings, Inc. have the following authority with respect to these shares: First Dallas Securities, Inc. shares dispositive power over 40,000 shares and Hodges Capital Management, Inc. shares voting power over 1,035,000 shares and shares dispositive power with respect to 1,107,500 shares.

(5)	Based upon information contained in Amendment 1 to its report on Form 13G for the calendar year ended December 31, 2009, as filed with the SEC on January 21, 2010, JPMorgan Chase & Co. through its subsidiary, J.P. Morgan Investment Management Inc., has sole dispositive power with respect to 1,051,143 of these shares, sole voting authority with respect to 929,805 of these shares and shares voting and dispositive power with respect to 622 of these shares.

(6)	Based upon information contained in its report on Form 13G for the calendar year ended December 31, 2009, as filed with the SEC on February 12, 2010, Bank of America Corporation shares voting and dispositive power with respect to all of these shares. Its subsidiaries have the following authority: Bank of America, NA has sole power to vote 18,426 of these shares and sole power to dispose 17,926 of these shares; Columbia Management Advisors, LLC has sole voting and dispositive power with respect to 2,425 of these shares; and Merrill Lynch, Pierce, Fenner & Smith, Inc. has sole voting and dispositive power with respect to 927,036 of these shares.

(7)	John L. (Jack) Sander is a former Vice Chairman of Belo Corp. As of December 31, 2009, his holdings included 152,400 Series B Shares that could be purchased by the exercise of stock options issued to him under A. H. Belo’s stock plans. If his Series A total included shares into which his Series B shares held are convertible, he would be deemed to be the beneficial owner of less than 1.0% of the Series A shares.

Equity Compensation Plan Information

The following table provides information regarding Series A and Series B common stock authorized for issuance under A. H. Belo’s equity compensation plans as of December 31, 2009; the amounts set out in the table do not include any adjustment for risk of forfeiture:

(c)
	(a)		(b)		Number of Securities
	Number of Securities to be		Weighted-Average		Remaining Available for
	Issued		Exercise Price of		Future Issuance Under
	Upon Exercise		Outstanding Options,		Equity Compensation Plans
	of Outstanding Options,		Warrants and		(excluding securities
	Warrants and Rights(1)		Rights(2)		reflected in column (a))(3)
Plan Category	Series A	Series B	Series A	Series B	Series A or Series B

Equity Compensation Plans Approved by Shareholders(4)	263,149	3,127,424	—	$14.20	3,338,256
Equity Compensation Plans Not Approved by Shareholders	—	—	—	—	—
Total	263,149	3,127,424	—	$14.20	3,338,256

(1)	Shares of Series A common stock are potentially issuable under outstanding RSU grants and shares of Series B common stock are reserved for issuance under outstanding option grants.

(2)	RSUs are valued as of the date of vesting and have no exercise price. Consequently, they are not included in the calculation of weighted average exercise price.

(3)	A. H. Belo’s equity compensation plans allow the Compensation Committee to designate either Series A or Series B common stock at the time of grant.

(4)	All of A. H. Belo’s equity compensation plans under which Series A or Series B common stock is authorized for issuance were approved by its shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require that A. H. Belo’s executive officers and directors, and persons who own more than ten percent of a registered class of A. H. Belo common stock, file reports with the SEC within specified time periods disclosing their beneficial ownership of A. H. Belo common stock and any subsequent changes in beneficial ownership of A. H. Belo common stock. These reporting persons are also required to furnish us with copies of these reports. Based on information provided to us by these reporting persons or otherwise, we believe that all filings required to be made by the reporting persons during 2009 were timely filed, except for two reports for Moroney Management, Limited, of which James M. Moroney III is the Managing General Partner and a limited partner, as follows: Initial report on Form 3 which was due on February 8, 2008, and a report on Form 4 which was due on December 28, 2009 to disclose the disposition shares related to estate-planning transactions. Both reports were filed late, on February 8, 2010, due to administrative error.

PROPOSAL ONE: ELECTION OF DIRECTORS

A. H. Belo’s bylaws provide that the Board of Directors comprises five to 10 directors, divided into three classes, approximately equal in number, with staggered terms of three years so that the term of one class expires at each annual meeting. The bylaws further provide that a director will retire on the date of the annual meeting of shareholders next following his or her 68th birthday. In accordance with this provision, Don Williams, age 69, will retire on the date of the 2010 annual meeting.

Selection, Qualifications and Experience of Directors

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying director candidates and making recommendations to the Board. The Board is ultimately responsible for nominating candidates for election to the Board. The Committee employs a variety of methods for identifying and evaluating director nominees. Candidates may come to the Committee’s attention through current Board members, shareholders, or other persons. In evaluating director candidates, the Committee considers a variety of criteria, including an individual’s character and integrity; business, professional and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to activities of the Board. The Committee also may take into account any specific financial, technical, or other expertise and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Committee considers these criteria in the context of the perceived needs of the Board as a whole. (For more information regarding the Nominating and Corporate Governance Committee and the nominee selection and evaluation process, please see “Corporate Governance — Committees of the Board — Nominating and Corporate Governance Committee” on page 20 of this proxy statement.)

Based on a review of the background and experiences of the directors, we believe that each of our directors, including those proposed for election to the Board at the 2010 annual meeting, possesses the professional and personal qualifications necessary for service on the A. H. Belo Board of Directors. In the individual biographies below, we have highlighted particularly noteworthy attributes of each Board member. In addition, we note that several of our directors based on their length of service to the Company, including prior to the 2008 spin-off of the Company by Belo Corp., have significant exposure to both our business and the communities in which we operate.

Nominees for A. H. Belo Directors

The following candidates are nominated by the Board and each is an incumbent director and will be eligible to serve a three-year term until the 2013 annual meeting. The independence of each incumbent director is addressed under “Corporate Governance — Director Independence” on page 19 of this proxy statement.

Each independent director serves on each of the three standing committees of the Board (Audit, Compensation, and Nominating and Corporate Governance). Mr. Decherd and Mrs. Herndon do not serve on any standing committee of A. H. Belo’s Board of Directors.

Class II Directors (Current terms expire at A. H. Belo’s 2010 annual meeting)

Laurence E. Hirsch	Director since December 2007
Age 64

Larry Hirsch is the chairman of Eagle Materials Inc., a construction products company, a position he has held since July 1999. He is also the chairman of Highlander Partners, L.P., a private equity firm. Larry is the former chairman and chief executive officer of Centex Corporation, one of the nation’s largest homebuilders. He was chief executive officer of Centex from July 1988 through March 2004 and chairman of the board from July 1991 through March 2004. Larry serves as chairman of the Center for European Policy Analysis in Washington, D.C. and as a director of the Federal Home Loan Mortgage Corporation (Freddie Mac). Larry served as a director of Belo Corp. from August 1999 through January 2008. As a result of these experiences and others, Larry possesses extensive business and leadership experience in public companies, and knowledge and background in accounting, finance and tax. As a result of such experiences, together with his private equity experience and formal legal training, the Board’s collective qualifications, skills and experiences are strengthened.

John P. Puerner	Director since May 2008
Age 58	Nominating and Corporate Governance Committee Chairman Lead Director

John Puerner is a private investor whose professional career was spent primarily with Tribune Company. He served as publisher, president and chief executive officer of the Los Angeles Times from April 2000 to May 2005, when he retired from Tribune. Before that, John was publisher, president and chief executive officer of the Orlando Sentinel and vice president and director of marketing and development for the Chicago Tribune. He held a number of corporate staff positions in finance and strategic planning starting in 1979 when he joined Tribune. John’s extensive experience in journalism and specifically, the newspaper industry, combined with his business leadership roles while at Tribune Company, and his finance background (including a masters of business administration, and roles in financial planning and analysis) all add to the Board’s collective qualifications, skills and experiences.

The Board of Directors recommends a vote FOR Proposal One for the election of each of the nominees.

Directors Continuing in Office

Information regarding our directors continuing in office is provided below.

Class III Directors (Terms expire at A. H. Belo’s 2011 annual meeting)

Robert W. Decherd	Director since December 2007
Age 58

Robert Decherd has served as A. H. Belo’s chairman, president, and Chief Executive Officer since December 2007 and has served as non-executive chairman of Belo Corp. since February 2008. During his 35-year career with Belo Corp., he held several executive positions, including: chairman and chief executive officer from January 1987 through January 2008; president from January 1985 through December 1986 and again from January 1994 through February 2007; and chief operating officer from January 1984 through December 1986. Robert has been a member of the Board of Directors of Kimberly-Clark Corporation since 1996, and served as that company’s Lead Director from 2004-2008. He serves on the Advisory Council for Harvard University’s Center for Ethics and the Board of Visitors of the Columbia University Graduate School of Journalism. From 2002 to March 2006, he served as a member of the FCC’s Media Security and Reliability Council, which was part of former President Bush’s Homeland Security initiative. As a result of these and other professional experiences, Robert possesses extensive knowledge and experience in the media industry, as well as with related regulatory agencies and industry organizations. Robert also has significant public company board experience (including lead director and audit committee chairmanship experience), all of which serve to strengthen the Board’s collective qualifications, skills, and experience.

Tyree B. (Ty) Miller	Director since May 2009
Age 56	Audit Committee Chairman (May 2010)

Ty Miller serves as President of A. G. Hill Partners, LLC, a Dallas-based investment firm, and has been a General Partner of COMM Ventures, Inc. from November 2007 to present. Ty has also served as a director of PreCash, Inc. since September 2005. From October 2005 until February 2008, Ty was a Venture Partner with Austin Ventures, a venture capital firm. He served as president and chief executive officer of Bank One Global Treasury Services, a unit of Banc One Corporation, from 2000 until the business merged with JPMorgan Chase in July 2004. During his 28-year career with Bank One, Ty held several executive positions, including chairman and chief executive officer of Bank One, Texas NA from 1998 to 2000. He currently serves on the executive board of Cox School of Business at Southern Methodist University. Ty served as a director and chairman of Paymetric, Inc. from September 2004 to February 2009 and as a director of Corillian Corp. from April 2005 to May 2007 and VISA USA from 2001 through 2003. He was on the executive committee of The Clearing House Payment Company, New York, from 2001-2004. Ty possesses extensive experience in financial services, private equity and money management. That experience, combined with his business leadership roles, accounting and finance background (including a masters of business administration), and public and private company board experience (including audit committee and compensation committee experience) combine to strengthen the Board’s collective qualifications, skills, and experience.

Class I Directors (Terms expire at A. H. Belo’s 2012 annual meeting)

Douglas G. Carlston	Director since December 2007
Age 62	Compensation Committee Chairman

Doug Carlston serves as chief executive officer of Tawala Systems, an Internet technology company he co-founded in 2005. Previously, Doug co-founded in 1980 Brøderbund Software, one of the world’s leading publishers of productivity and educational software, and served as chief executive officer from 1981 until 1996 and as chairman of the board from 1981 until 1998. Doug currently serves on the boards of the Albanian American Enterprise Fund, the Ploughshares Fund, Tides Advocacy Fund, MoveOn PAC, and the Long Now Foundation. He is a member of the Committee on University Resources of Harvard University and the Board of Advisors of Johns Hopkins School of Advanced International Studies. Doug previously served as chairman of the board of Public Radio International and as a director of the Santa Fe Institute. Doug also served on the Board of Directors of Belo Corp. from July 2007 through January 2008. Doug has significant experience in founding and developing technology companies that provide Internet applications, tools, software and multimedia publishing. He has served on boards of public and private companies engaged in the business of broadband enhanced television tools, Web tools for public radio stations, and software development. His extensive experience in these technology businesses, together with his experience in finance and accounting (having served on audit committees of three public companies) and his legal training, strengthen the Board’s collective qualifications, skills and experiences.

Dealey D. Herndon	Director since December 2007
Age 63

Dealey Herndon is a project management expert with a specialty in project and construction management of large historic preservation projects. She is currently employed by the State Preservation Board of the State of Texas as project manager for the Governor’s Mansion Restoration following a major fire in 2008. From 1995 until the business was sold in 2006, she was president and majority owner of Herndon, Stauch & Associates, an Austin-based firm that managed commercial, public, and non-profit construction projects. From 1991 to 1995, she was executive director of the State Preservation Board of the State of Texas and managed the comprehensive Texas Capitol Preservation and Extension Project through its completion. Dealey served as a member of the Brackenridge Tract Task Force for the University of Texas System (2007-2008) and was a member of the University of Texas at Austin Development Board (2007-2009). Dealey has served as a director of Belo Corp. since 1986 and is a trustee emeritus of the National Trust for Historic Preservation. In addition to her knowledge of the Company, its business and the media industry gained through her service to the Belo Corp. board, Dealey’s leadership and project management skills in overseeing major construction and restoration projects, insight and experience gained through the development and management of her own business, and her significant experience serving as a director of public and private companies and non-profit organizations (including audit committee service), strengthen the Board’s collective qualifications, skills, and experience.

David R. Morgan	Director since May 2008
Age 46

Dave Morgan is the chief executive officer of Simulmedia, Inc., a New York City-based media technology company he founded in 2008. He is the former executive vice president/Global Advertising Strategy for AOL, a position he held from September 2007 until February 2008. In September 2007, Time Warner acquired TACODA, an Internet behavioral targeting company that Dave founded and led as chief executive officer beginning in 2001. From 1995-2001, Dave was founder and chief executive officer of Real Media, Inc., and prior thereto, Dave served as general counsel and director of New Media Ventures for the Pennsylvania Newspaper Association. Dave is a member of the Board of Directors of the American Press Institute. Dave has significant experience in founding, developing, and marketing media-related technology companies. A lawyer by training, Dave’s early experience with a newspaper association’s new media ventures led him to becoming an entrepreneur focused on media-related businesses. Dave’s extensive leadership experience in the media industry and in media-related technology companies strengthens the Board’s collective qualifications, skills and experience.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as A. H. Belo’s independent auditors for the fiscal year ended December 31, 2009. Ernst & Young LLP served as our independent public accounting firm from February 2008 through March 2009. The Audit Committee has appointed KPMG LLP to serve in such capacity for 2010, and as a matter of good corporate governance has determined to submit the appointment of KPMG LLP for ratification by the shareholders. If the shareholders do not ratify the appointment of KMPG LLP, the Audit Committee will consider the appointment of other independent registered public accounting firms.

Representatives of KPMG LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions presented at the annual meeting.

The table below sets forth the KPMG LLP and Ernst & Young LLP fees related to the audit of our financial statements for the fiscal year ended December 31, 2009, and December 31, 2008 and the reviews of our financial statements for the quarterly periods within those fiscal years:

	2009	2008(1)(2)

Audit Fees (consists of the audit of the annual consolidated financial statements, reviews of the quarterly consolidated financial statements, procedures to attest to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and assistance with SEC filings)	$513,436	$871,398

Audit-Related Fees (consists of audits of employee benefit plans)	$81,600	$35,900

Tax Fees (consists of assistance with the preparation of federal and state tax returns for fiscal 2009 and 2008, and consultations related to the tax implications of certain transactions and consulting on various matters in fiscal 2009 and 2008)	$198,255	$10,000

All Other Fees(3)	$74,900	$—

(1)	Prior to the distribution of A. H. Belo common stock on February 8, 2008, all fees for services performed by Ernst & Young LLP for Belo Corp. and its subsidiaries were billed to and paid for by Belo Corp. Belo then allocated these fees to its subsidiaries, including the Company. The amount set forth in this column represents the portion of these fees that were allocated to the Company for fiscal year 2007.

(2)	In addition to amounts allocated to the Company by Belo Corp. as noted in footnote (1), Audit Fees include $75,000 paid by A. H. Belo in 2008 to Ernst & Young LLP in connection with the audit of its financial statements included in its Annual Report on Form 10-K for fiscal year 2007; Audit-Related Fees in 2008 consist of consultations on financial accounting and reporting, and an annual subscription to EYOnline.

(3)	All Other Fees for 2009 consist of fees for services performed by Ernst & Young LLP related to the restatement of the Company’s consolidated financial statements for the year ended December 31, 2008 and quarters ended March 31, June 30, and September 30, 2008.

The Audit Committee has adopted a policy and procedures that set forth the manner in which the Audit Committee will review and approve all services to be provided by KPMG LLP before the firm is retained to provide such services. The policy requires Audit Committee pre-approval of the terms and fees of the annual audit services engagement, as well as any changes in terms and fees resulting from changes in audit scope or other items. The Audit Committee also pre-approves, on an annual basis, other audit services, and audit-related and tax services set forth in the policy, subject to estimated fee levels pre-approved by the Committee. Any other services to be provided by the independent auditors must be separately pre-approved by the Audit Committee. In addition, if the fees for any pre-approved services are expected to exceed by 5% or more the estimated fee levels previously approved by the Audit Committee, the services must be separately pre-approved by the Committee. As a general guideline, annual fees paid to the independent auditors for services other than audit, audit-related, and tax services should not exceed one-half the dollar amount of fees to be paid for these three categories of services collectively. The Audit Committee has delegated to the Committee Chairman and other Committee members the authority to pre-approve services in amounts up to $500,000 per engagement. Services pre-approved pursuant to delegated authority must be reported to the full Committee at its next scheduled meeting. The Company’s Chief Financial Officer reports periodically to the Audit Committee on the status of pre-approved services, including projected fees.

All services provided by and all fees paid to Ernst & Young LLP prior to the spin-off on February 8, 2008 were approved by the Belo Corp. Audit Committee in accordance with Belo Corp.’s pre-approval policy. All services provided by and all fees paid to Ernst & Young LLP subsequent to February 8, 2008 were approved by our Audit Committee in accordance with our pre-approval policy. KPMG LLP has served as the Company’s independent public accounting firm since March 31, 2009. All services provided by and all fees paid to KPMG LLP in 2009 were approved by our Audit Committee in accordance with our pre-approval policy.

Vote Required for Approval

The affirmative vote of a majority of the voting power represented at the annual meeting and entitled to vote on this proposal is required for approval.

The Board of Directors recommends a vote FOR Proposal Two for the ratification of the appointment of KPMG LLP as A. H. Belo’s independent registered public accounting firm.

CORPORATE GOVERNANCE

Introduction

Our Board periodically reviews and evaluates A. H. Belo’s corporate governance policies and practices in light of the Sarbanes-Oxley Act of 2002, SEC regulations implementing this legislation, corporate governance listing standards adopted by the New York Stock Exchange (“NYSE”), and evolving best practices. The Board has formalized its corporate governance guidelines, approved a code of business conduct and ethics applicable to A. H. Belo’s directors, management and other A. H. Belo employees, and adopted a charter for each Board committee. The Nominating and Corporate Governance Committee reviews A. H. Belo’s corporate governance guidelines and Board committee charters annually and recommends changes to the Board as appropriate. Our corporate governance documents are posted on our Web site at www.ahbelo.com under “About A. H. Belo — Corporate Governance,” and are available in print, without charge, upon written or oral request to A. H. Belo Corporation, Attention: Daniel J. Blizzard, Secretary, P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200. A. H. Belo’s corporate governance documents codify our existing corporate governance practices and policies.

Director Independence

To assist it in making determinations of a director’s independence, the Board has adopted independence standards, which are set forth in A. H. Belo’s corporate governance guidelines, the applicable portion of which is attached to this proxy statement as Appendix B. These standards incorporate the director independence criteria included in the NYSE listing standards, as well as additional, more stringent criteria established by the Board. The Board has determined that the following directors are independent under these standards: Doug Carlston, Larry Hirsch, Ty Miller, Dave Morgan, John Puerner and Don Williams. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees is composed entirely of independent directors. In accordance with SEC requirements, NYSE listing standards and the independence standards set forth in A. H. Belo’s corporate governance guidelines, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Meetings of the Board

The Board held six meetings in 2009. Each director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board and (2) the total number of meetings held by all committees on which he or she served. Directors are expected to attend annual meetings of shareholders, and all of the current directors attended the 2009 annual meeting of shareholders.

Committees of the Board

Each of the Board’s three standing committees currently consists of Doug Carlston, Larry Hirsch, Ty Miller, Dave Morgan, John Puerner and Don Williams, each of whom is an independent director under the NYSE listing standards and under the independence standards set forth in A. H. Belo’s corporate governance guidelines. The Board has three standing committees, as follows:

Audit Committee.  Don Williams chairs the Audit Committee. Ty Miller will become chair of the Audit Committee effective with the 2010 annual meeting of shareholders. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditors. The Audit Committee also represents the Board in overseeing A. H. Belo’s financial reporting processes, and, as part of this responsibility, consults with our independent auditors and with personnel from A. H. Belo’s internal audit and financial staffs with respect to corporate accounting, reporting, and internal control practices. The Audit Committee met eight times during 2009.

As specified in the Audit Committee Charter, one of the specific duties and responsibilities of the Audit Committee is to review and discuss the Company’s policies with respect to risk assessment and risk management. To facilitate and assist the Audit Committee with its risk oversight responsibilities, the Audit Committee, at least annually, receives a report from Company management regarding its enterprise risk assessment and discusses the findings with management. The report identifies areas of enterprise risk, and aligns managerial and Board-level oversight, including at the Board committee level, and responsibility with the type of risk.

The Board has determined that each member of the Audit Committee meets both the SEC and the NYSE standards for independence. In addition, the Board has determined that at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise. The Board has also determined that at least one member of the Audit Committee, Ty Miller, meets the SEC criteria of an “audit committee financial expert.”

Compensation Committee.  Doug Carlston chairs the Compensation Committee. The Compensation Committee evaluates the performance of the Chief Executive Officer and sets his compensation level based on this evaluation. The Compensation Committee makes recommendations to the Board for base salaries of other executive officers and compensation for non-management directors, approves bonus levels and stock option awards for executive officers, and administers, among other plans, the Company’s 2008 Incentive Compensation Plan, the A. H. Belo Savings Plan, the A. H. Belo Change in Control Severance Plan, the A. H. Belo Pension Transition Supplement Plan, and the A. H. Belo Pension Transition Supplement Restoration Plan. It also has responsibility for senior executive succession planning. The Compensation Committee met six times during 2009.

To assist the Committee and management in assessing and determining appropriate, competitive compensation for our executive officers, the Committee annually engages an outside compensation consultant. Beginning in February 2008, the Compensation Committee engaged Mercer Human Resources Consulting (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh”), as its compensation consultant. The scope of Mercer’s engagement was to undertake a comprehensive review of A. H. Belo’s executive and board of director compensation programs, and to assist the Committee in executive compensation recommendations for 2008 and 2009. For additional information regarding the operation of the Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see the Company’s Compensation Discussion and Analysis below.

Mercer’s fees for executive compensation consulting to the Committee in 2009 were $27,213. During 2009, the Company also retained Mercer and its Marsh affiliates to provide other services, unrelated to executive compensation. The aggregate 2009 expense for these other services was $449,438. Besides Mercer’s consulting services for executive compensation, Marsh or one of its affiliate companies provided services related to post-retirement benefit auditing and compliance, processing of employee benefits data, and insurance brokerage services. The foregoing amount is exclusive of insurance premiums.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is chaired by John Puerner, who also serves as Lead Director. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recommendation of director candidates and the review of qualifications of directors for continued service on the Board. The Nominating and Corporate Governance Committee also has responsibility for shaping A. H. Belo’s corporate governance practices, including the development and periodic review of the corporate governance guidelines and the Board committee charters. The Nominating and Corporate Governance Committee met four times during 2009.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers a variety of criteria, including an individual’s character and integrity; business, professional, and personal background; skills; current employment; community service; and ability to commit sufficient time and attention to the activities of the Board. It may also take into account any specific financial, technical or other expertise and the extent to which such expertise would complement the Board’s existing mix of skills and qualifications. The Committee considers these criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board. The Board does not have a formal diversity policy, but does endeavor to comprise itself of members with a broad mix of professional and personal backgrounds.

The Nominating and Corporate Governance Committee employs a variety of methods for identifying and evaluating director nominees. The Committee reviews the size and composition of the Board as part of the annual Board evaluation process and makes recommendations to the Board as appropriate. If vacancies on the Board are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the Committee’s attention through current Board members, shareholders or other persons.

The policy of the Nominating and Corporate Governance Committee, as set forth in A. H. Belo’s corporate governance guidelines, is to consider a shareholder’s recommendation for nominee(s) when the shareholder supplies the information required for director nominations under the advance notice provisions set forth in Article II of A. H. Belo’s bylaws within the time periods set forth in such Article of the bylaws. Shareholders desiring to submit a nomination for director should consult A. H. Belo’s bylaws, which are available upon request, for more specific information prior to submitting a nomination. The Committee evaluates shareholder-recommended nominees based on the same criteria it uses to evaluate nominees from other sources.

After the Nominating and Corporate Governance Committee identifies a potential candidate, there is generally a mutual exploration process, during which A. H. Belo seeks to learn more about a candidate’s qualifications, background, and level of interest in A. H. Belo, and the candidate has the opportunity to learn more about A. H. Belo. A candidate may meet with members of the Nominating and Corporate Governance Committee, other directors, and senior management. Based on information gathered during the course of this process, the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the candidate is nominated for election by A. H. Belo’s shareholders. On occasion, the Board elects a director between annual meetings of shareholders. In those instances, the new director is nominated for re-election by A. H. Belo’s shareholders at the first annual meeting after his or her interim election to the Board.

The Board convenes executive sessions of non-management directors without Company management at each regularly-scheduled meeting. The Lead Director is responsible for presiding at the executive sessions of the non-management directors. In addition, the independent directors meet in executive session at least annually. Board committee chairs preside at executive sessions of their respective committees.

Board Leadership Structure

Currently, Robert Decherd serves as Chairman of the Board and Chief Executive Officer (“CEO”). The Board believes that the Company and its shareholders are best served by a leadership structure in which Mr. Decherd serves as Chairman and CEO and the Board has an independent Lead Director. Combining the roles of Chairman and CEO makes clear that the person serving in these roles has primary responsibility for managing the Company’s business, under the oversight and review of the Board. Under this structure, the Chairman and CEO chairs Board meetings, where the Board discusses strategic and business issues. The Board believes that this approach makes sense because the CEO is the individual with primary responsibility for implementing the Company’s strategy and managing its day-to-day operations. This structure also enables the CEO to act as a bridge between management and the Board, helping both to act with a common purpose.

At the same time, the Board believes that strong, independent Board leadership is a critical aspect of effective corporate governance. Accordingly, to provide independent leadership, the Board has established the position of Lead Director. The Lead Director is an independent director elected annually by the independent directors. John Puerner currently serves as the Lead Director. The Lead Director’s responsibilities and authority include:

•	presiding at meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors;

•	having the authority to call executive sessions of the independent directors;

•	serving as a liaison between the Chairman and CEO and the independent directors;

•	advising on the flow of information sent to the Board, and reviewing the agenda, materials and schedule for Board meetings; and

•	being available for consultation and communication with major shareholders, as appropriate.

The Board believes that a combined Chairman/CEO, together with a Lead Director, is the most appropriate leadership structure for the Board at this time. The Board also believes that it is in the best interests of the Company for the Board to make a determination about whether to separate or combine the roles of Chairman and CEO based upon the Company’s circumstances at a particular time. Rather than taking a “one-size fits all” approach to Board leadership, the Company’s Bylaws permit the roles of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to determine whether the roles should be combined or separated based upon the Company’s needs.

The Board evaluates the continued appropriateness of its leadership structure from time to time. In addition, the Board believes that the issue of Board leadership is part of the succession planning process, and considers its leadership structure as part of the process of planning for succession to the positions of Chairman and CEO.

Audit Committee Report

As described more fully in our written charter, which is posted on our Web site at www.ahbelo.com under “About A. H. Belo — Corporate Governance,” the Audit Committee represents the Board in its oversight of A. H. Belo’s financial reporting processes. In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP, our independent auditors, A. H. Belo’s audited consolidated financial statements and the audit of the effectiveness of A. H. Belo’s internal control over financial reporting. The Audit Committee has discussed with KPMG LLP various matters, including the firm’s judgments as to the quality of A. H. Belo’s accounting principles and other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and has discussed with the firm its independence from A. H. Belo and our management team.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in A. H. Belo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Respectfully submitted,

Audit Committee
J. McDonald Williams, Chairman
Douglas G. Carlston
Laurence E. Hirsch
Tyree B. Miller
David R. Morgan
John P. Puerner

Communications with the Board

The Company has a process for shareholders and other interested parties to communicate with the Board. These parties may communicate with the Board by writing c/o the corporate Secretary, P. O. Box 224866, Dallas, Texas 75222-4866. Communications intended for a specific director or directors (such as the Lead Director or non-management directors) should be addressed to his, her, or their attention c/o the corporate Secretary at this address. Communications received from shareholders are provided directly to Board members at, or as part of the materials mailed in advance of, the next scheduled Board meeting following receipt of the communications. The Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally are not forwarded to the directors.

EXECUTIVE OFFICERS

A. H. Belo’s executive officers as of December 31, 2009 were as follows:

Name	Office Held as of December 31, 2009	Office Held Since

Robert W. Decherd	Chairman of the Board, President and Chief Executive Officer	2007	(1)

James M. Moroney III	Executive Vice President Publisher and	2007	(2)
	Chief Executive Officer, The Dallas Morning News
Donald F. (Skip) Cass, Jr.	Executive Vice President	2007	(3)

Alison K. (Ali) Engel	Senior Vice President/Chief Financial Officer and Treasurer	2007	(4)
Daniel J. Blizzard	Senior Vice President and Secretary	2007	(5)

(1)	Member of the Board of Directors. (See “Proposal One: Election of Directors” above for additional information.)

(2)	Jim Moroney, age 53, has served as executive vice president of A. H. Belo since December 2007 and continues to serve as publisher and Chief Executive Officer of The Dallas Morning News, a position he has held since June 2001. Jim currently serves on the Board of Belo Corp. Previously, Jim held several executive positions with Belo Corp., including president of Belo Interactive, Inc. from its formation in May 1999 until June 2001, and executive vice president of Belo Corp. from July 1998 through December 1999, with responsibilities for Finance, Treasury, and Investor Relations. Jim presently serves on the boards of the Newspaper Association of America, Cistercian Preparatory School in Dallas and the State Fair of Texas. Jim joined A. H. Belo in December 2007.

(3)	Skip Cass, age 44, served as executive vice president of the Company from December 2007 through December 2009, and had responsibility for Belo Interactive Media, Business Development and Belo Technologies. He served as Secretary of the Company from December 2007 through September 2009. Prior, Skip was executive vice president of Belo Corp. from March 2007 through January 2008, overseeing its Belo Interactive Media and Business Development activities. During his career with Belo Corp., Skip held several executive positions, including executive vice president/Media Operations from February 2006 through February 2007. He also served as senior vice president from February 2000 through January 2006, which included responsibility for corporate communications from February 2000 through January 2002, and operating responsibility for The Press-Enterprise from January 2000 to January 2006 and for Belo Corp.’s Arizona broadcast operations from January 2002 to January 2006. Skip joined A. H. Belo in December 2007.

(4)	Ali Engel, age 39, has been senior vice president/Chief Financial Officer and Treasurer of the Company since December 2007. From 2003 through January 2008, Ali held various senior positions with Belo Corp., serving as its vice president/Corporate Controller from January 2006 through January 2008 and as its director/accounting operations and corporate controller from February 2005 to December 2005. From 2000 to 2003, Ali was the assistant controller for EXE Technologies, Inc. Ali is a certified public accountant and has more than 15 years of financial management experience at diversified multi-unit business organizations and PricewaterhouseCoopers. Ali joined A. H. Belo in December 2007.

(5)	Dan Blizzard, age 51, has served as Secretary of A. H. Belo since October 2009 and continues to serve as senior vice president of the Company, a position he has held since December 2007. He was vice president/Operations of Belo Corp. from January 2001 through January 2008 and also served as executive vice president/real estate for its subsidiary, Belo Investment Corporation, from January 2007 through January 2008. Prior, Dan served as director/procurement for The Dallas Morning News from May 1999 until 2001. He has recently served as chairman of the board of DowntownDallas and is a board member of the City Center TIF District, Downtown Connection TIF District, and the Downtown Dallas Development Authority. Dan joined A. H. Belo in December 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following executive summary highlights and summarizes information from this Compensation Discussion and Analysis and does not purport to contain all of the information that is necessary to gain an understanding of our executive compensation policies and decisions. Please carefully read the entire Compensation Discussion and Analysis section and the compensation tables that follow for a more complete understanding of our executive compensation program.

Overview

A. H. Belo is one of the leading independent newspaper publishers in the United States, anchored by three award-winning daily newspapers and related online businesses. A. H. Belo became a separate public company following its spin-off from Belo Corp. on February 8, 2008.

The newspaper industry continues to experience substantial change caused by factors such as the effect of the Internet and other transformational technologies on consumers and advertisers and the rapid ascent of new media businesses. These business challenges have become more pronounced given the impact of the recent economic conditions in the U.S. and the additional stresses that these economic conditions continue to place on our advertisers and consumers. From an executive compensation perspective, this challenging business environment underscores the importance of retaining both experienced and high-potential executives, and rewarding superior individual performance that may not presently be reflected in the Company’s stock price, revenues or operating profit.

The significant downturn in the U.S. economy that began during 2008 and continued into 2009 negatively affected the Company’s revenues, profitability and stock price. As a result, the Company’s senior management and the Compensation Committee of the Board of Directors (the “Compensation Committee”) have made significant changes to the Company’s compensation programs in the past two years. During 2008, the Company took actions designed to align expenses with expected lower revenues in 2009, including actions to lower compensation expense. In September 2008, the Company amended the A. H. Belo Savings Plan to eliminate the Company’s two percent match under its 401(k) plan, and instead provided for a discretionary Company profit sharing contribution that will depend on the Company’s profitability. In addition, the Company announced in October 2008 a wage freeze that impacted all levels of the organization, including our executive officers.

As economic conditions deteriorated in 2009, the Compensation Committee and senior management took additional steps to respond to declining revenues. Effective January 1, 2009, the Company adopted the A. H. Belo Severance Plan (“2009 Severance Plan”) to provide for a severance framework applicable both to employees generally and to our executive officers. The benefits payable under the 2009 Severance Plan represent a reduction from the Company’s prior severance guidelines. In addition, on March 31, 2009, the Company approved an amendment to the A. H. Belo Corporation Change in Control Severance Plan (“CIC Plan”) to, among other things, reduce the severance multiple payable under that plan. And in April, the Company suspended the discretionary match in the A. H. Belo Savings Plan and contributions to the Pension Transition Supplement Plan (“PTS Plan”) and the Pension Transition Supplement Restoration Plan (“PTS Restoration Plan”).

The Compensation Committee and senior management also took action to reduce the base salary levels of all employees earning over $25,000, with the greatest reductions implemented for our named executive officers. In the face of these unprecedented industry conditions compounded by the downturn in the U.S. economy generally, the Company’s top management with the support of the Compensation Committee continues to proactively address executive compensation policies and practices in a manner that considers both the interests of shareholders and the need to retain a talented and experienced management team.

Overview of Compensation Program

The Compensation Committee oversees the Company’s overall compensation structure, policies and programs, and has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The primary management liaisons to the Committee in 2009 were the Company’s Chief Executive Officer, Robert Decherd, and its senior vice president, Dan Blizzard.

Objectives of Our Program

Following the spin-off from Belo Corp. in 2008, A. H. Belo adopted compensation policies to achieve the following objectives:

•	establish a competitive compensation program;

•	attract and retain high-caliber executive talent in positions that most directly affect the Company’s overall performance;

•	motivate and reward executives for achievement of the Company’s financial and non-financial performance objectives;

•	encourage coordinated and sustained effort toward maximizing the Company’s value to its shareholders; and

•	align the long-term interests of executives with those of the Company’s shareholders.

The achievement of some of these objectives has been postponed due to the difficult economic conditions noted above. However, decisions made in the past year considered the program’s objectives.

Role of the Compensation Committee

The Compensation Committee administers our executive compensation program. The Compensation Committee establishes and monitors our overall compensation strategy to ensure that executive compensation supports our business objectives. In carrying out its responsibilities, the Compensation Committee, with assistance from its executive compensation consultant, Mercer, reviews and determines the compensation (including salary, annual incentive, long-term incentives and other benefits) of our CEO and the named executive officers of the Company. References to “CEO” in this Compensation Discussion and Analysis (“CD&A”) are to Robert Decherd. References to our named executive officers (“NEOs”) include Mr. Decherd along with Messrs. Moroney, Cass and Blizzard, and Ms. Engel. For a more complete description of the responsibilities of the Compensation Committee, see “Corporate Governance — Committees of the Board” beginning on page 19 of this proxy statement.

Role of the Compensation Consultant

The Compensation Committee has retained Mercer as its outside consultant to advise the Compensation Committee on executive compensation matters. Mercer regularly attends Compensation Committee meetings, and reports directly to the Compensation Committee on matters relating to compensation for our executive officers, including our CEO.

During 2009, the Compensation Committee requested that Mercer:

•	assist the Compensation Committee in the review of incentive plan design, severance programs and related benefit and perquisite programs;

•	present alternatives and assist in developing recommendations for the Compensation Committee on the size and structure of long-term incentive awards for our CEO and key executives officers;

•	provide the Compensation Committee ongoing advice and counsel on market compensation trends, legislative and regulatory updates and their impact on our executive compensation programs; and

•	assist in the preparation of the CD&A.

Role of Company Management

The Compensation Committee makes the final decisions on CEO compensation, with advice from Mercer, as appropriate. Our senior management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all key executives other than the CEO and provides these recommendations to the Compensation Committee, which makes the final decisions. The management team is responsible for the administration of the compensation programs once Compensation Committee decisions are finalized.

The Compensation Program

The key components of our current compensation program for our key executives are:

•	Base salary;

•	Short-term (annual) cash incentives;

•	Long-term, equity-based incentives; and

•	Other benefits.

Following our spin-off in 2008, our overall program was established in part based on the practices within a group of comparable newspaper publishing companies. These companies included the following:

• The E. W. Scripps Company • Lee Enterprises, Inc. • Journal Register Company • Media General, Inc. • Gatehouse Media, Inc.	• Sun Times Media Group • The McClatchy Company • Journal Communications, Inc. • The New York Times Company

Given the business challenges in 2009, the Committee did not undertake any detailed analysis to calibrate the program relative to market practices for base salary and annual bonus. Throughout 2009, the Compensation Committee did review and monitor, with the assistance of its compensation consultant, trends in the industry, trends for companies facing similar business challenges as a result of the economy, and trends in the market generally to determine appropriate compensation policies and recommendations to address deteriorating market and economic conditions.

As a result, salary reductions were implemented and the annual bonus program was in effect suspended as the Committee and senior management focused on actions to align the Company’s expenses with declining revenues. With respect to long-term incentive awards, the Committee and senior management utilized selected information provided by Mercer regarding approaches being used by other leading newspaper publishing companies. However, as described further below, final decisions and timing regarding any long-term incentive awards were guided primarily by balancing cost, dilution and retention considerations.

Base Salary

Base salary is designed to compensate our key executives in part for their roles and responsibilities and also to provide a stable level of compensation that serves as a retention tool throughout the executive’s career. Assuming a normal operating environment, salaries are targeted at the median of the market for similar positions in the peer companies. Prior to 2008, adjustments were made annually based on individual performance.

As mentioned earlier, salary reductions were implemented throughout most of the Company in 2009 as A. H. Belo worked aggressively to match its costs to declining revenues. Based on management’s recommendation, the salary of our CEO was reduced by 20%, and the salaries for our other NEOs were reduced by 15%. While a number of other companies in our industry either froze or reduced salaries, these reductions at A. H. Belo were as great or greater than any other leading company in the industry. The result of these reductions is that base salaries for our CEO and other NEOs are below the median of the market.

Incentive Programs — Overview

The formal structure of A. H. Belo’s executive compensation program is set forth in the A. H. Belo 2008 Incentive Compensation Plan and administered by the Compensation Committee. This plan was approved by shareholders in 2009. The Company refers to the Incentive Compensation Plan as the ICP. The A. H. Belo ICP provides for two elements of compensation: short-term cash incentives (performance bonus), and long-term equity-based compensation. Awards under the ICP are supplemental to an ICP participant’s base salary. Officers of A. H. Belo and its subsidiaries, including A. H. Belo’s CEO and its other NEOs, are eligible to participate in the ICP. Additional ICP participants may be selected by the Compensation Committee based on management’s evaluation of an individual’s ability to affect significantly A. H. Belo’s results.

Annual Cash Incentive Program

Historically, each A. H. Belo executive officer has been eligible to receive annual cash incentive compensation based on financial performance objectives established in the annual financial plan (the “Financial Plan”) approved by A. H. Belo’s Board of Directors. The financial performance objectives may vary from year to year and reflect the cyclical nature of A. H. Belo’s businesses due to fluctuating advertising demand and changes in newspaper circulation, changes in media usage habits by consumers and advertisers, and other competitive conditions, including recruiting and retaining talent.

Specific Program for 2009

At the beginning of the year, the Compensation Committee, in consultation with management and the Committee’s consultant, determined that the Company’s projected operating results and the extreme difficulties of the existing economic environment did not warrant an annual cash incentive opportunity. Thus, no specific plan was established. The Compensation Committee at the time reserved the right to make cash incentive awards at year-end if either the Company’s results for the year represented a significant improvement over the projected results, or to reward outstanding accomplishments during the year by a key officer, including any named executive officer.

Results for 2009

Although the Company’s financial performance met some, but not all, targets for 2009, the Committee’s continuing concerns about the newspaper publishing industry caused them to suspend annual cash bonuses for 2009.

Long-Term Equity Incentive Compensation

Historically, as a part of Belo Corp. and in 2008 following the spin-off, the Company awarded long-term equity incentive grants, or LTI compensation, to executive officers as part of its overall compensation program. These awards are designed to offer competitive compensation that encourages the retention and motivation of key executives, and rewards them based upon market-driven results. The ICP provides the Compensation Committee with discretion to require performance-based standards to be met before awards vest. According to the ICP structure, the Compensation Committee determines each executive officer’s intended LTI compensation value, then determines the allocation of the LTI compensation award among three available types of equity instruments: stock options, time-based restricted stock units, referred to as TBRSUs, and performance-related restricted stock units, referred to as PBRSUs. Stock options encourage and reward stock price performance, thus aligning the executive’s interests with those of shareholders. PBRSUs reward the achievement of A. H. Belo’s cumulative annual financial performance goals. TBRSUs encourage executives to remain with the Company and to focus on its long-term success. Since the ultimate value of the LTI compensation awards depends upon the performance of A. H. Belo common stock, the interests of the A. H. Belo executive officers are aligned with the financial interests of A. H. Belo’s shareholders.

Specific Program for 2009

No LTI awards were made in 2009. However, as described in last year’s CD&A, the Compensation Committee made awards of stock options to the CEO and the other NEOs in December 2008, in consideration of 2009 compensation. The Company’s executive officers received option grants in the following amounts: Robert Decherd — 120,000; Jim Moroney — 100,000; Skip Cass — 100,000; Ali Engel — 90,000; and Dan Blizzard — 50,000. The option awards made in December 2008 vest 40 percent on the first anniversary of the date of grant, an additional 30 percent on the second anniversary, and the remaining 30 percent on the third anniversary.

In developing the LTI recommendations during 2008, it became clear that the Compensation Committee had to change its initial approach of targeting the median in determining the size and type of LTI awards to ICP participants, otherwise, the resulting awards would have been too costly and had an excessive dilutive effect.

Instead, the Compensation Committee, upon advice of its compensation consultant, determined that the Compensation Committee should target aggregate LTI awards for ICP participants, including its NEOs, that would not result in approximately more than 5% dilution of the Company’s outstanding Series A Common Stock. Utilizing that pool of awards, the Compensation Committee, with the assistance of its compensation consultant, then developed LTI award recommendations for its NEOs that resulted in award recommendations at or below the 25th percentile of the market. The Compensation Committee determined the amount of Mr. Decherd’s award, and reviewed and approved the recommendations of Mr. Decherd for the remaining participants including the other NEOs. The final awards were made in stock options, in large part to minimize the expense associated with the awards.

Although the December 2008 option awards were in consideration of 2009 compensation, it should be noted that due to new SEC reporting requirements, the value of these awards are now reported in the year granted, and as such there are no dollar amounts reported for 2009 for stock option awards in the Summary Compensation Table on page 30. The amounts in the Summary Compensation table for the year 2008, under the column “Option Awards,” include the grant date fair value of these options.

Retirement Benefits

Prior to the spin-off, Belo Corp. offered pension benefits to certain of its employees through The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). In March 2007, Belo froze the Pension Plan and all affected employees were provided with transition benefits. In connection with the Pension Plan freeze, at the time of the spin-off, A. H. Belo adopted two separate defined contribution plans which were designed to provide supplemental pension benefits for all A. H. Belo employees who were participants in the Pension Plan, including Messrs. Decherd, Moroney and Cass. The A. H. Belo PTS Plan, is an account-balance plan intended to qualify under the provisions of Section 401(a) of the Internal Revenue Code. The A. H. Belo PTS Restoration Plan, is a non-qualified plan and is intended to cover any pension supplement payments that exceed IRS limits to all qualified plan accounts.

Contributions to the PTS Plan and PTS Restoration Plan were suspended for 2009. For additional discussion of the PTS Plan and the PTS Restoration Plan, see “Post-Employment Benefits” on page 35 of this proxy statement.

Change in Control and Severance Benefits

Employment Agreements.  A. H. Belo does not have any individual employment agreements with any of its executive officers.

Change in Control Benefits.  The Committee believes that severance benefits and change of control benefits are necessary in order to attract and retain the caliber and quality of executives A. H. Belo needs in its most senior positions. These benefits are particularly important in an industry undergoing significant restructuring, providing for continuity of senior management and helping executives focus on business results, managing costs, and strategic initiatives. The levels of payments and benefits available upon termination were originally set to be comparable to those provided at similar companies. However, as noted earlier, in March 2009, the Company reduced the severance benefits payable as part of its ongoing effort to manage compensation expense. Additional information regarding the severance and change in control payments, including a definition of key terms and quantifications of benefits that would have been received by our NEOs had termination occurred on December 31, 2009, is found under “Potential Payments on Termination of Employment or Change in Control at December 31, 2009” table on page 40 of this proxy statement.

2009 Severance Plan.  Effective January 1, 2009, the A. H. Belo Management Committee, under the authority of the Board of Directors, adopted the 2009 Severance Plan which provides for severance payments for both officers and non-officer employees of A. H. Belo and its subsidiary companies in the event of termination of employment due to general involuntary terminations including, but not limited to, reduction-in-force and cost reengineering actions. Under the 2009 Severance Plan, the NEOs, as well as all vice presidents and above, who are terminated due to such an action are eligible for a lump sum severance pay plus a certain amount of benefits coverage. For additional discussion, see “Termination of Employment and Change in Control Arrangements” at page 37 of this proxy statement.

Tax Treatment

Under section 162(m) of the Internal Revenue Code, the Company generally receives an annual federal income tax deduction for compensation paid to the CEO and the other three most highly paid executives (excluding the CFO) only if the compensation is less than $1 million or is performance-based. The applicable awards granted under the ICP qualify as performance-based compensation and thus typically are fully tax-deductible for the Company, except for TBRSUs. The Compensation Committee intends to continue seeking a tax deduction to the extent possible for all executive compensation, as long as it is in the best interests of A. H. Belo and its shareholders.

Compensation Committee Interlocks and Insider Participation

Doug Carlston (Chairman), Larry Hirsch, Ty Miller, Dave Morgan, John Puerner and Don Williams served as members of A. H. Belo’s Compensation Committee during 2009. No member of the A. H. Belo Compensation Committee during 2009 was a current or former officer or employee of A. H. Belo or had any relationship with A. H. Belo requiring disclosure under “Director Compensation — Certain Relationships.” None of A. H. Belo’s executive officers served as a director or as a member of the compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer serving as a director or as a member of A. H. Belo’s Compensation Committee during 2009.

Compensation Committee Report

In accordance with its written charter adopted by our Board of Directors, the Compensation Committee has oversight of the Company’s overall compensation structure, policies and programs. In exercising its oversight responsibility, the Committee has retained a compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee, after consultation with its compensation consultant, has reviewed and discussed the CD&A with management, which has the responsibility for preparing the CD&A. Based upon this review and discussion, the Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2009.

COMPENSATION COMMITTEE

Douglas G. Carlston, Chairman
Laurence E. Hirsch
Tyree B. Miller
David R. Morgan
John P. Puerner
J. McDonald Williams

SUMMARY COMPENSATION TABLE

The following information summarizes annual and long-term compensation awarded to, earned by or paid to A. H. Belo’s principal executive officer, principal financial officer and its three other most highly-paid executive officers (the “named executive officers” or “NEOs”) for services in all capacities to A. H. Belo for the years ended December 31, 2009 and 2008, respectively.

Summary Compensation Table
							Change in
							Pension
							Value and
						Non-Equity	Non-
						Incentive	qualified
						Plan	Deferred
				Stock	Option	Compensation	Compen-	All Other
Name and		Salary	Bonus	Awards	Awards	Earnings	sation	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)(6)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Robert W. Decherd	2009	$480,000	$—	$—	$—	$—	$137,241	$35,648	$652,889
Chairman of the Board, President and Chief Executive	2008	$223,973	$—	$—	$180,000	$—	$46,157	$10,642	$460,772
Officer

James M. Moroney III	2009	$467,500	$—	$—	$—	$—	$82,002	$33,314	$582,816
Executive Vice President,	2008	$492,740	$—	$—	$150,000	$113,075	$21,229	$—	$777,043
Publisher and Chief Executive Officer, The Dallas Morning News

Donald F. (Skip) Cass, Jr.	2009	$395,250	$—	$—	$—	$—	$34,401	$24,158	$453,809
Executive Vice President	2008	$416,589	$197,058	$—	$150,000	$81,942	$6,425	$—	$852,014

Alison K. (Ali) Engel	2009	$267,750	$—	$—	$—	$—	$—	$9,015	$276,765
Senior Vice President/Chief Financial Officer and Treasurer	2008	$223,973	$88,288	$—	$135,000	$36,713	$—	$6,368	$490,341

Daniel J. Blizzard	2009	$204,000	$—	$—	$—	$—	$—	$7,228	$211,228
Senior Vice President and Secretary	2008	$215,014	$67,805	$—	$75,000	$28,195	$—	$15,937	$401,951

(1)	The amounts in column (c) for 2008 represent a pro-rated amount of base salary from A. H. Belo from the effective date of the spin-off transaction, February 8, 2008, through December 31, 2008.

(2)	The amounts in column (d) for 2008 represent the portion of the guaranteed cash incentive bonuses awarded to Skip Cass, Ali Engel and Dan Blizzard that were in excess of the formula under the ICP and were in recognition of each executive’s role in helping formulate and manage the spin-off transaction. Robert Decherd and Jim Moroney were not awarded guaranteed bonuses.

(3)	No stock awards were made in 2008 or 2009 to the NEOs. The amounts in column (f) reflect the aggregate grant date fair value of stock option awards made in 2008. The fair value estimates are based on the Black-Scholes option pricing model and consider the market price of $2.05 on the date of the award, expected dividends, volatility, risk-free interest rates and expected life of the option. For additional discussion on assumptions made in determining the grant date fair value of share-based awards, see the Consolidated Financial Statements, Note 5 — “Long-Term Incentive Plan — Post-Distribution” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2009, filed with the Company’s Annual Report on Form 10-K.

(4)	No non-equity incentive compensation was paid to the NEOs in respect of 2009 performance. Amounts in column (g) were paid by A. H. Belo in January 2009 in respect of 2008 performance relative to 2008 financial performance targets and goals. While Robert Decherd earned a bonus of $293,700 based on performance targets he waived his right to this bonus and therefore, no payment was made in January 2009.

(5)	The amounts indicated in column (h) are comprised of the increase in pension value for each NEO for the years ended December 31, 2008, and 2009. The amounts indicated 2008 reflect the full-year increase in pension value and are not pro-rated from the February 8, 2008 spin date. For further discussion, see “Pension Benefits at December 31, 2009” on page 36 of this proxy statement. Ali Engel and Dan Blizzard do not participate in the Pension Plan; therefore, no amounts are reported in column (h) for them.

(6)	For 2008 and 2009, A. H. Belo contributed the following amounts to the A. H. Belo Savings Plan, PTS Plan and PTS Restoration Plan, which amounts are included in column (i):

				Pension Transition
			Pension Transition	Supplement
		A. H. Belo Savings	Supplement Plan	Restoration Plan
Name	Year	Plan Contribution	Contribution	Contribution
		(a)	(b)	(c)

Robert W. Decherd	2009	$7,269	$15,550	$918
	2008	$—	$—	$—
James M. Moroney III	2009	$10,590	$15,550	$7,174
	2008	$—	$—	$—
Donald F. (Skip) Cass, Jr.	2009	$11,025	$13,133	$—
	2008	$—	$—	$—
Alison K. (Ali) Engel	2009	$9,015	$—	$—
	2008	$6,368	$—	$—
Daniel J. Blizzard	2009	$7,228	$—	$—
	2008	$15,937	$—	$—

The PTS Plan and PTS Restoration Plan contributions noted above represent payments made in 2009 on behalf of the NEOs. These contributions represent additional transition benefits earned by the NEOs who were participants in Pension Plan on March 31, 2007, the date the plan was frozen. The amounts represent an actuarially-determined percent of eligible compensation earned by the executive during the year ended December 31, 2008. For more information, see “Post-Employment Benefits” on page 35 of this proxy statement.

Additionally, amounts in the All Other Compensation column (i) for 2008 and 2009 include $8,760 and $8,760, respectively, for life insurance purchased for Robert Decherd by A. H. Belo and $3,150 and $1,882, respectively, for tax gross-ups. The total value of executive perquisites and personal benefits paid by A. H. Belo in 2008 and 2009 did not exceed $10,000 for any NEO.

Equity Holdings and Value Realization

Effective with the spin-off on February 8, 2008, equitable adjustments were made with respect to stock options and restricted stock units (“RSUs”) originally relating to Belo Corp. common stock. As a result, securities exercisable for or settled in A. H. Belo’s common stock were issued to each of the NEOs pursuant to the anti-dilution adjustment provisions of their previously outstanding Belo Corp. stock option and RSU awards. (Information regarding the A. H. Belo option and RSU awards received by the NEOs as a result of the spin-off was disclosed in the “A. H. Belo Corporation Outstanding Equity Awards at Fiscal Year-End 2008” table of the Company’s 2009 Proxy Statement.) Subsequent to the spin-off, A. H. Belo made awards of stock options to the NEOs in December 2008. No LTI awards were made in 2009.

The following table contains information on all A. H. Belo equity awards that were outstanding as of December 31, 2009.

Outstanding A. H. Belo
Equity Awards at Fiscal Year-End 2009
	Option Awards				Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised	Option		Stock	Units of Stock
	Options (#)	Options (#)	Exercise	Option	That Have	That Have Not
	Exercisable	Unexercisable	Price	Expiration	Not Vested	Vested
Name	(1)	(1)	($)	Date	(#)(2)	($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)

Robert W. Decherd		72,000	$2.05	12/03/2018	3,496	$20,137
	31,464		$18.13	12/13/2016	10,184	$58,660
	22,400		$21.67	12/09/2015	31,528	$181,601
	40,000		$25.26	12/03/2014
	40,000		$28.01	12/05/2013
	40,000		$21.64	12/06/2012
	82,000		$17.92	11/30/2011
	66,426		$17.35	12/01/2010

James M. Moroney III		60,000	$2.05	12/03/2018	1,266	$7,592

	5,500		$21.67	12/09/2015	4,688	$27,003

	17,000		$25.26	12/03/2014	11,432	$65,848

	15,000		$28.01	12/05/2013

	15,200		$21.64	12/06/2012

	20,800		$17.92	11/30/2011

	20,000		$17.35	12/01/2010

Donald F. (Skip) Cass, Jr.	20,000	60,000	$2.05	12/03/2018	1,272	$7,329
	4,100		$21.67	12/09/2015	3,814	$21,969
	6,800		$25.26	12/03/2014	9,026	$51,990
	6,800		$28.01	12/05/2013
	6,800		$21.64	12/06/2012
	8,600		$17.92	11/30/2011

Alison K. (Ali) Engel	36,000	54,000	$2.05	12/03/2018	212	$1,221

	700		$21.67	12/09/2015	636	$3,663

					3,610	$20,794

Daniel J. Blizzard	20,000	30,000	$2.05	12/03/2018	160	$922
	1,000		$21.67	12/09/2015	476	$2,742
	1,800		$25.26	12/03/2014	2,406	$13,859
	1,600		$28.01	12/05/2013
	1,720		$21.64	12/06/2012

(1)	Vesting dates for each outstanding option award for each of the NEOs are as follows:

	Exercise	Robert W.	James M.	Donald F.	Alison K.	Daniel J.
Vesting Date	Price	Decherd	Moroney III	(Skip) Cass, Jr.	(Ali) Engel	Blizzard

December 3, 2010	$2.05	36,000	30,000	30,000	27,000	15,000
December 3, 2011	$2.05	36,000	30,000	30,000	27,000	15,000

All employee stock options become exercisable in increments of 40% after one year and 30% after each of years two and three. The ICP provides for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Robert Decherd meets these criteria. Upon the occurrence of a change in control (as defined in the ICP), all of the options become immediately exercisable, unless A. H. Belo’s Board of Directors has adopted resolutions making the acceleration provisions inoperative (or does so promptly following such occurrence).

(2)	The amounts in column (g) reflect unvested TBRSUs and PBRSUs, respectively, that have been earned as of December 31, 2009, but which remain subject to additional vesting requirements that depend upon the executive’s continued employment with the Company.

Scheduled vesting of all outstanding A. H. Belo RSU awards for each of the NEOs is as follows:

				Donald F.
	Award	Robert W.	James M.	(Skip) Cass,	Alison K.	Daniel J.
Vesting Date	Type	Decherd	Moroney III	Jr.	(Ali) Engel	Blizzard

April 15, 2010	2006 PBRSU	3,496	1,266	1,272	212	160
April 15, 2010	2006 TBRSU	10,184	4,688	3,814	636	476
February 1, 2011*	2007 TBRSU	31,528	11,432	9,026	3,610	2,406

*	February 1 is used as a projected earnings release date for purposes of this disclosure. Actual vesting date is the earnings release date for A. H. Belo for the previous completed fiscal year ending December 31, 2010. The ICP provides for accelerated vesting of equity awards for terminating employees that meet the criteria for early retirement (age 55 or more with three years of service). Robert Decherd meets these criteria.

(3)	The market value at year-end for outstanding awards still subject to vesting is based on the closing market price of a share of A. H. Belo Series A common stock for the year ended December 31, 2009 of $5.76.

Equity Holdings and Value Realization of Belo Corp. Securities related to Spin-Off.  Pursuant to the anti-dilution adjustment provisions of the Belo Corp. stock option and RSU awards that they held at the effective date of the spin-off, the NEOs continue to hold equity awards exercisable for or settled in Belo Corp. common stock. (Information regarding the Belo Corp. option and RSU awards held by the NEOs immediately following the spin-off was disclosed in the “Belo Corp. Outstanding Equity Awards at Fiscal Year-End 2008” table of A. H. Belo’s 2009 Proxy Statement.)

The Belo Corp. option awards that the NEOs retained as a result of the spin-off and that remained outstanding as of December 31, 2009 were as follows: Robert Decherd, 1,611,456; Jim Moroney, 467,500; Skip Cass, 165,500; Ali Engel, 3,500; and Dan Blizzard, 30,600. All of the options are fully-vested and have exercise prices ranging from $13.8627 to $22.3725 and expire on or before December 2016. Any amounts realized by the NEOs during fiscal year 2009 from the Belo Corp. option and RSU awards they retained as a result of the spin-off are presented below in the “Option Exercises and Stock Vested in 2009” table.

The scheduled vesting of the Belo Corp. RSU awards that the NEOs retained as a result of the spin-off and that remained outstanding as of December 31, 2009 is as follows:

				Donald F.
		Robert W.	James M.	(Skip) Cass,	Alison K.	Daniel J.
Vesting Date	Award Type	Decherd	Moroney III	Jr.	(Ali) Engel	Blizzard

February 4, 2010	2006 TBRSU	50,920	23,440	19,070	3,180	2,380
February 4, 2010	2006 PBRSU	17,480	6,329	6,358	1,060	794
Belo Corp earnings release date for fiscal year ending December 31, 2010	2007 TBRSU	157,640	57,160	45,130	18,050	12,030

These RSUs are valued as of the date of vesting. Had these RSUs vested on December 31, 2009, the market value of the outstanding Belo Corp. RSUs held by each of the NEOs was: Robert Decherd, $1,229,658; Jim Moroney, $472,894; Skip Cass, $383,836; Ali Engel, $121,258; and Dan Blizzard, $82,710. The calculation is based on the closing market price of a share of Belo Corp. Series A common stock on December 31, 2009 of $5.44. The table above does not include equity awards that Robert Decherd and Jim Moroney received after the spin-off related to their Belo Corp. board service.

The following table presents information on amounts realized from options and stock awards vested during the 2009 fiscal year. Ali Engel and Dan Blizzard did not exercise any A. H. Belo options during 2009 and none of the NEOs exercised any Belo Corp. options during 2009.

Option Exercises and Stock Vested in 2009
	Option Awards		Stock Awards
	A. H. Belo		A. H. Belo		Belo Corp.
	Number of		Number of		Number of
	Shares		Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)	Vesting (#)	on Vesting ($)
(a)	(b)	(c)(1)	(d)	(e)(2)	(d)	(e)(3)

Robert W. Decherd	48,000	$137,280	18,665	$33,784	93,326	$130,656
James M. Moroney III	40,000	$89,060	4,133	$7,481	20,665	$28,931
Donald F. (Skip) Cass, Jr.	20,000	$46,182	3,387	$6,130	16,940	$23,716
Alison K. (Ali) Engel	—	—	612	$1,108	3,060	$4,284
Daniel J. Blizzard	—	—	558	$1,010	2,793	$3,910

(1)	The value realized upon the exercise of stock option awards is equal to the difference between the market value of A. H. Belo Series A common stock at the time of exercise and the stock option exercise price, multiplied by the number of shares acquired upon exercise of the stock option.

(2)	The value realized upon vesting of RSUs is equal to the number of units vesting times the closing market price of a share of A. H. Belo Series A common stock on the vesting date. The vested stock awards represent the December 2005 and February 2006 TBRSU awards; the final one-third of the December 2005 PBRSU award; and the second one-third of the December 2006 PBRSU award, which vested on February 17, 2009 at a price of $1.81.

(3)	The value realized upon vesting of these RSUs is equal to the number of units vesting times the closing market price of a share of Belo Corp. Series A common stock on the vesting date. The vested stock awards represent the December 2005 and February 2006 TBRSU awards; the final one-third of the December 2005 PBRSU award; and the second one-third of the December 2006 PBRSU award, which vested on February 5, 2009 at a price of $1.40.

Post-Employment Benefits

Pension Plan.  Through March 31, 2007, Belo Corp. offered pension benefits to certain employees through its tax-qualified pension plan, The G. B. Dealey Retirement Pension Plan (the “Pension Plan”). Until July 1, 2000, this non-contributory Pension Plan was available to substantially all Belo Corp. employees who had completed one year of service and had reached 21 years of age. The Pension Plan was amended effective July 1, 2000. As a result, individuals who were participants or eligible to become participants prior to July 1, 2000 were offered an election to either (1) remain eligible to participate in and accrue benefits under the Pension Plan, or (2) cease accruing benefits under the Pension Plan as of the applicable effective date. Those employees who elected to cease accruing benefits under the Pension Plan became eligible for enhanced benefits under the Belo Savings Plan, a tax-qualified defined contribution plan. Effective March 31, 2007, the Pension Plan was frozen and all affected employees became eligible for transition benefits which are described below under the heading “Pension Transition Benefits.” Robert Decherd, Jim Moroney and Skip Cass were participants in the Pension Plan at the time of the freeze and received such transition benefits. Robert Decherd is eligible to receive benefits under the early retirement provisions of the Pension Plan. In addition, beginning April 1, 2007, the participating executives, along with all other former Pension Plan participants who remained active employees, became eligible for increased matching and profit sharing contributions initially under the Belo Savings Plan and then the A. H. Belo Savings Plan, both qualified 401(k) plans maintained for substantially all employees.

The Pension Plan provides for the payment of a monthly retirement benefit based on credited years of service and the average of five consecutive years of highest annual compensation out of the ten most recent calendar years of employment referred to as “final monthly compensation.” The formula for determining an individual participant’s benefit is as follows: 1.1 percent times final monthly compensation times years of credited service plus .35 percent times final monthly compensation in excess of covered compensation times years of credited service (up to 35 years). Compensation covered under the Pension Plan includes regular pay plus overtime, bonuses, commissions, and any contribution made by the Company on behalf of an employee pursuant to a deferral election under any benefit plan containing a cash or deferred arrangement. Covered compensation excludes certain non-cash earnings and Company contributions to the Savings Plan. All participants are fully vested in their accrued benefit in the Pension Plan. Retirement benefits under the Pension Plan are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement, which may occur as early as age 55. An early retirement reduction factor, which is applied to the participant’s normal age 65 monthly benefit, is based on the participant’s Social Security normal retirement age. The percentage reduction factor is the sum of 3.33 percent times the number of years of payment between ages 55 and 60 increased for each year the Social Security normal retirement age exceeds age 65, plus 6.67 percent times the number of years between ages 60 and 65 decreased for each year the Social Security normal retirement age exceeds age 65. For example, a participant with a Social Security normal retirement age of 67 who elects to begin receiving pension benefits at age 57 would have a reduction factor of 36.7 percent. The Pension Plan also provides for the payment of death benefits.

Belo Corp. retained complete sponsorship of the Pension Plan. A. H. Belo agreed to reimburse Belo Corp. for 60 percent of all cash contributions made by Belo Corp. to the plan. The sharing ratio approximates the relative number of plan participants associated with each company at the time of the spin-off. The pension costs and obligations are calculated by Belo Corp. using various actuarial assumptions and methodologies as prescribed under applicable accounting guidance related to employer’s accounting for pensions.

Pension Transition Benefits.  Effective with the spin-off on February 8, 2008, A. H. Belo adopted two separate defined contribution plans, which are designed to provide those employees who previously participated in the Pension Plan and were affected by the Pension Plan freeze in 2007, a supplemental benefit designed to replace a portion of the pension benefit they would have earned had the Pension Plan not been frozen. The PTS Plan is an account-balance plan that is intended to qualify under the provisions of Section 401(a) of the Code.

The PTS Restoration Plan, is a non-qualified plan and is intended to cover any pension supplement payments that exceed IRS limits to all qualified plan accounts. For a participant to remain eligible for a contribution, the participant must remain an A. H. Belo or Belo Corp. employee through the last day of a designated plan year. Eligible compensation is limited to $230,000 for all participants in the PTS and PTS Restoration Plans.

The table below presents the present value of each NEO’s benefit under the Pension Plan at age 65, based upon credited years of service and covered compensation as of December 31, 2009. Credited years of service includes the additional five years awarded to all active participants in the Pension Plan as of the date the Pension Plan was frozen on March 31, 2007. Each of the NEOs, except Ali Engel and Dan Blizzard, received this five-year credit. For the Pension Plan, Belo Corp. uses a December 31 measurement date for financial reporting purposes with respect to Belo Corp.’s audited financial statements for the fiscal year ending December 31, 2009.

Pension Benefits at December 31, 2009
		Number of
		Years of	Present Value of
		Credited	Accumulated
Name	Plan Name	Service (#)(1)	Benefit ($)(2)
(a)	(b)	(c)	(d)

Robert W. Decherd	The G. B. Dealey Retirement Pension Plan	39	$903,864
James M. Moroney III	The G. B. Dealey Retirement Pension Plan	31	$444,159
Donald F. (Skip) Cass, Jr.	The G. B. Dealey Retirement Pension Plan	18	$148,639
Alison K. (Ali) Engel(3)	The G. B. Dealey Retirement Pension Plan	—	—
Daniel J. Blizzard(3)	The G. B. Dealey Retirement Pension Plan	—	—

(1)	Belo Corp. froze benefits under the Pension Plan effective March 31, 2007. As of that date, affected employees were granted five years of additional credited service. The number of years of credited service reflected in column (c) and the present value of accumulated benefit reflected in column (d) include the five-year credit, as well as service through March 31, 2007, the date of the freeze.

(2)	Amounts indicated in column (d) do not include pension transition supplement payments that the Company funded into the PTS Plan, a qualified defined contribution retirement plan, and the PTS Restoration Plan, a non-qualified plan, in March 2009. These amounts are shown under the heading “All Other Compensation” in the Summary Compensation Table on page 30 of this proxy statement. In 2009, pension transition supplement contributions for all participants were suspended.

(3)	Ali Engel and Dan Blizzard were not participants in the Pension Plan and therefore are not participants in the PTS Plan.

Non-Qualified Deferred Compensation

Pension Transition Supplement Restoration Plan.  As noted above under “Pension Transition Benefits,” the Company adopted the PTS Restoration Plan, a non-qualified plan intended to cover any pension supplement payments that exceeded IRS limits to all qualified plan accounts. In 2009, the Company funded PTS Restoration Plan payments in respect of 2008 compensation for each of the eligible NEOs who participate in the PTS Restoration Plan as follows:

Non-Qualified Deferred Compensation for 2009
	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last FYE	FYE	Distributions	FYE
Name	($)	($)	($)	($)
(a)	(c)	(d)	(e)	(f)

Robert W. Decherd	$918	$44	—	$962
James M. Moroney III	$7,174	$392	—	$7,566
Donald F. (Skip) Cass, Jr.	—	—	—	—

Ali Engel and Dan Blizzard are not participants in the PTS Restoration Plan. For 2009, the Company suspended contributions to the PTS Restoration Plan that would have been made in 2010 based upon eligible compensation earned by the executive during the year ended December 31, 2009.

Termination of Employment and Change in Control Arrangements

The following descriptions reflect the amount of compensation that would have become payable to each of the NEOs under then-existing arrangements if the named executive’s employment had terminated and/or had there been a change in control on December 31, 2009, given the named executive’s compensation and service levels at A. H. Belo as of such date and, if applicable, based on A. H. Belo’s closing stock price on that date. These amounts are in addition to benefits that were available without regard to the occurrence of any termination of employment or change in control, including then-exercisable stock options, and benefits available generally to salaried employees. These amounts do not include Belo Corp. equity awards outstanding as of the time of the spin-off that remained outstanding as of December 31, 2009 (see “Equity Holdings and Value Realization of Belo Corp. Securities related to Spin-Off” on page 33).

The 2009 Severance Plan, an employee welfare benefit plan within the meaning of ERISA, provides severance benefits to eligible employees, including the NEOs, following involuntary terminations of employment by the Company, including, but not limited to, reduction-in-force and re-engineering actions. The severance benefit provided under the 2009 Severance Plan for participants at or above the level of vice president is an amount equal to 1.0 week of base pay multiplied by the number of years of service, subject to a minimum benefit of 16 weeks of pay, plus six months of COBRA premiums. Severance benefits are paid in a lump sum following termination of employment and upon the execution of a release. Outplacement services also may be provided. Under the 2009 Severance Plan, the amount of severance payment available to each NEO if he or she had been terminated on December 31, 2009 would have been: Robert Decherd, $340,997; Jim Moroney, $288,129; Skip Cass, $130,764; Ali Engel, $84,756; and Dan Blizzard, $70,398. These amounts are in addition to amounts set forth in the table below. In the event of an involuntary termination of employment by the Company, all unvested option and RSU awards are forfeited immediately and all vested options remain exercisable for one year from the date of termination.

Except as described herein, at December 31, 2009, the Company did not have individual written agreements with any of the NEOs that would provide guaranteed payments or benefits in the event of a termination of employment or a change in control. Effective with the spin-off from Belo Corp. on February 8, 2008, A. H. Belo adopted its CIC Plan and each A. H. Belo NEO became a designated participant in that plan. A change in control under the CIC Plan includes (1) the acquisition by a person or group of 30 percent or more of the combined voting power of the

Company’s voting securities (excluding voting securities held by Robert Decherd and voting securities held by any entity over which Robert Decherd has sole or shared voting power); (2) certain changes in the membership of the Company’s board of directors that are not approved by the incumbent directors; (3) consummation of a business combination or sale of substantially all of the Company’s assets, unless immediately following such transaction the beneficial owners of shares of A. H. Belo’s common stock and other securities eligible to vote immediately prior to the transaction beneficially own more than 60 percent of the combined voting power of the voting securities of the continuing company resulting from such transaction; or (4) approval by A. H. Belo shareholders of a plan of liquidation or dissolution.

Under A. H. Belo’s CIC Plan, each designated executive is eligible for certain payments at the time of the change in control. As of December 31, 2009, a multiple of 2.0 for the CEO and a multiple of 1.5 would have applied to each of the other NEO’s payments under the plan had a change in control occurred. This multiple is used to determine the total cash payment to be awarded to each executive, and is applied to the sum of the following components: (1) base salary in effect at the time of the change in control; (2) higher of the current target bonus in effect prior to the change in control or the average of the last three years’ bonus payments; (3) employer-provided contributions to the A. H. Belo Savings Plan, PTS Plan payments and PTS Restoration Plan payments for the current year; and (4) employer cost of medical and dental benefits in excess of employee premiums. In addition to this change in control amount, the employee is also eligible for outplacement services valued at no more than $25,000, plus reimbursement for any legal fees incurred to enforce the participant’s rights under the plan. For each executive, the assumptions for outplacement costs and legal fees in the table below were $25,000 and $0, respectively. To the extent the cash payment and the value related to the acceleration of vesting for outstanding equity awards exceeds three times the employee’s average taxable compensation earned during the five years preceding the year of the change in control, excise taxes will be assessed. If all or a portion of the distribution is subject to excise tax, A. H. Belo will make a “gross-up” payment to the terminated employee. For each of the executives included in the table below, with the exception of Ali Engel, a “gross-up” payment would not have been necessary. For Ali Engel, an estimated “gross-up” of excise taxes has been included in the total cash payment amount.

The amounts presented in the table below with respect to change in control payments are based upon the terms of the A. H. Belo CIC Severance Plan as of December 31, 2009. The actual amounts that would be paid upon a NEO’s termination of employment or a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon any such event, the actual amounts paid or distributed may be higher or lower than the amounts set forth in the table that follows. Factors that could affect these amounts include the timing during the year of any such event, A. H. Belo’s or Belo’s stock price, as applicable, and the executive’s age.

Benefit Plans — ICP.  Under A. H. Belo’s ICP, the compensation and benefits of all plan participants, which include A. H. Belo’s executive officers, may be affected by a change in control of A. H. Belo. Generally under the ICP, a change in control event means the first of the following to occur, unless the A. H. Belo Board of Directors has adopted a resolution stipulating that such event will not constitute a change in control for purposes of the ICP:

•	specified changes in the majority composition of A. H. Belo’s Board;

•	specified mergers or sales or dispositions of all or substantially all of the A. H. Belo’s assets;

•	shareholder approval of a plan of complete liquidation or dissolution of A. H. Belo; or

•	acquisition of more than 30 percent of the combined voting power of A. H. Belo common stock.

Following a change in control of A. H. Belo, ICP bonuses are paid in full at the higher of target or forecasted full-year results in the year of the change in control; stock options held by participants, including senior management, sales executives and non-employee directors, become fully-vested and are immediately exercisable; TBRSUs vest and are payable in full immediately; and PBRSUs vest at the higher of target or forecasted full-year results in the year of the change in control; and all vested units are payable in full immediately. See “Potential Payments on Termination of Employment or Change in Control at December 31, 2009” for additional discussion.

Pension Transition Supplement Restoration Plan.  As discussed above, effective February 8, 2008, A. H. Belo adopted the PTS Restoration Plan, as a non-qualified plan, to provide the portion of PTS Plan benefit that cannot be provided under the PTS Plan because of Code limitations on the amount of qualified plan benefits. Generally under the PTS Restoration Plan, a change in control will occur on the date that:

•	any person or group acquired more than 50 percent of the total fair market value or total voting power of A. H. Belo common stock;

•	any person or group acquired 30 percent or more of the total voting power of A. H. Belo common stock;

•	a majority of the members of A. H. Belo’s Board are replaced during any 12-month period by persons not appointed or endorsed by a majority of A. H. Belo’s Board prior to the date of such appointment or election; or

•	any person or group acquired A. H. Belo assets having a total gross fair market value of 40 percent or more of the total gross fair market value of all A. H. Belo assets.

Upon the occurrence of a change in control, the A. H. Belo Compensation Committee has the right, but not the obligation, to terminate the PTS Restoration Plan and distribute the entire balance of participants’ accounts to the participants.

The approximate value of the severance benefits available to each of the NEOs under the ICP or the A. H. Belo Severance Plan, if he or she had been terminated, or had there been a change in control, on December 31, 2009, would have been as follows, based on a closing market price of $5.76 for A. H. Belo’s Series A common stock on December 31, 2009:

Potential Payments on Termination of Employment or Change in Control
at December 31, 2009
		Death, Disability
		or Retirement
		After Age 55
		with Three Years
Name and Description of Benefit	Change in Control	Service
(a)	(b)(4)	(c)

Robert W. Decherd
Non-equity incentives(1)	$451,154	$—
Stock options	$267,120	$267,120
Time-based RSUs(2)	$240,261	$240,261
Performance-related RSUs(3)	$20,137	$20,137
CIC Plan payments	$3,780,219	$—

Total	$4,758,891	$527,518
James M. Moroney III
Non-equity incentives(1)	$355,385	$—
Stock options	$222,600	$222,600
Time-based RSUs(2)	$92,851	$92,851
Performance-related RSUs(3)	$7,292	$7,292
CIC Plan payments	$1,320,935	$—

Total	$1,999,062	$322,743

Donald F. (Skip) Cass, Jr.
Non-equity incentives(1)	$257,538	$—
Stock options	$222,600	$222,600
Time-based RSUs(2)	$73,958	$73,958
Performance-related RSUs(3)	$7,329	$7,329
CIC Plan payments	$1,130,299	$—

Total	$1,691,724	$303,887
Alison K. (Ali) Engel
Non-equity incentives(1)	$144,135	$—
Stock options	$200,340	$200,340
Time-based RSUs(2)	$24,457	$24,457
Performance-related RSUs(3)	$1,221	$1,221
CIC Plan payments	$880,055	$—

Total	$1,250,208	$226,018

Daniel J. Blizzard
Non-equity incentives(1)	$89,169	$—
Stock options	$111,300	$111,300
Time-based RSUs(2)	$16,600	$16,600
Performance-related RSUs(3)	$922	$922
CIC Plan payments	$507,079	$—

Total	$725,070	$128,822

(1)	In the event of a change in control, short-term, non-equity incentives (cash bonuses) are paid in a lump sum to each executive at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date). Cash bonuses are not automatically paid for executives terminating under other circumstances. See “Compensation Discussion and Analysis — Change in Control and Severance Benefits” on page 28 of this proxy statement for a discussion of change in control events under the ICP.

(2)	All unvested TBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of a change in control or an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all TBRSUs is accelerated and payment is made as soon as practicable.

(3)	All unvested PBRSUs are forfeited immediately in the event an executive is terminated with or without cause or voluntarily resigns. In the event of an executive’s retirement after age 55 with at least three years of service, qualification for long-term disability, or death, vesting of all earned but unvested PBRSUs is accelerated and payment is made as soon as practicable. In the event of a change in control, unearned PBRSUs are earned and paid at the higher of target or actual financial performance based on current full-year forecasted results (taking into consideration actual financial performance to date).

(4)	In addition to the change in control payments set forth in this column, there are also change in control provisions in the PTS Restoration Plan. Upon the occurrence of a change in control, the Compensation Committee has the right, but not the obligation, to terminate the PTS Restoration Plan and distribute the entire balance of participants’ accounts to the participants. At December 31, 2009, the balance in Robert Decherd’s PTS Restoration account was $962 and the balance in Jim Moroney’s PTS Restoration account was $7,566. These amounts are not included in the table above. No other NEO(s) had a PTS Restoration account balance at December 31, 2009.

DIRECTOR COMPENSATION

Director Compensation for 2009

In May 2009, the Board of Directors approved a change in the Company’s non-employee director annual compensation. Effective as of that date, non-employee directors of A. H. Belo receive an annual retainer package with a nominal value of $112,000. One-half of the A. H. Belo Board’s annual retainer was divided between options to purchase A. H. Belo Series B common stock and TBRSUs for A. H. Belo Series A common stock. The number of TBRSUs granted was derived from the closing market price of A. H. Belo Series A common stock on the date of the award. The number of options granted was determined based on the Black-Scholes option valuation methodology. Awards were determined and made effective May 14, 2009. All references in the following tables to stock, stock options, and RSUs relate to awards of stock, stock options, and RSUs granted by A. H. Belo. Directors received the remaining amount of their annual retainer in cash.

A. H. Belo directors who served as Committee chairs in 2009 received an additional $8,000 in cash compensation. A. H. Belo reimburses all directors for travel expenses incurred in attending meetings. No additional fee is paid to directors for attendance at A. H. Belo Board and Committee meetings. Robert Decherd, who serves as an executive officer of A. H. Belo, does not receive separate compensation for A. H. Belo Board service.

In connection with his appointment by President Barack Obama as Assistant to the President and Director of the White House Military Office, Louis Caldera tendered his resignation effective January 16, 2009 as an A. H. Belo director. Mr. Caldera received no director compensation in 2009.

The following table sets forth compensation for each A. H. Belo non-employee director for service as an A. H. Belo director during the year ended December 31, 2009:

Non-Employee Director Compensation

	Fees Earned or Paid	Stock	Option
	in Cash	Awards	Awards	Total
Name	($)	($)(1)	($)(2)	($)
(a)	(b)	(c)	(d)	(h)

Louis E. Caldera	$—	$—	$—	$—
Douglas G. Carlston	$64,000	$27,997	$28,000	$119,997
Dealey D. Herndon	$56,000	$27,997	$28,000	$111,997
Laurence E. Hirsch	$56,000	$27,997	$28,000	$111,997
Tyree B. Miller	$56,000	$27,997	$28,000	$111,997
David R. Morgan	$56,000	$27,997	$28,000	$111,997
John P. Puerner	$64,000	$27,997	$28,000	$119,997
J. McDonald Williams	$64,000	$27,997	$28,000	$119,997

(1)	The amounts indicated in column (c) for stock awards are based on the grant date fair value of the TBRSUs for each director. Directors’ TBRSU awards vest on the date of the annual shareholders meeting one year following the initial grant and are settled on the date of the annual shareholders meeting three years following the initial grant. Payment of vested TBRSUs is made 60 percent in shares of A. H. Belo Series A common stock and 40 percent in cash. A. H. Belo directors who voluntarily resign or retire from board service prior to the vesting of TBRSUs will receive a proportionate amount of the award based on actual service. Payment will be made on the normal payment date, which is three years following the initial award. Vesting is accelerated and payment is made immediately for TBRSUs held by a director who becomes disabled or dies.

Following are the TBRSU holdings of each of A. H. Belo’s non-employee directors as of December 31, 2009:

	May 2007	July 2008	May 2009
	Award	Award	Award
	Payable in	Payable in	Payable in
Name	May 2010	July 2011	May 2012

Louis E. Caldera	346	3,591	—
Douglas G. Carlston	296	5,300	22,220
Dealey D. Herndon	346	5,300	22,220
Laurence E. Hirsch	346	5,300	22,220
Tyree B. Miller	—	—	22,220
David R. Morgan	—	5,300	22,220
John P. Puerner	—	5,300	22,220
J. McDonald Williams	346	5,300	22,220

(2)	Amounts indicated in column (d) for option awards represent the grant date fair value for the option awards made to each director. For additional information with respect to the assumptions and valuation methodology for share-based compensation, see the Consolidated Financial Statements, Note 5 — “Long-Term Incentive Plan — Post-Distribution” of the Company’s Notes to Consolidated Financial Statements for the year ended December 31, 2009, filed with the Company’s Annual Report on Form 10-K. The option exercise price is equal to the closing market price of A. H. Belo Series A common stock on the date of grant. Options generally vest one year from the date of grant and expire ten years from the date of grant. Directors who are elected at a time other than at an annual meeting of shareholders receive a proportionate share of compensation relative to the service provided during an ordinary one-year term. Vesting and payment dates for equity awards are adjusted to coincide with dates of awards relative to the previous award dates. A. H. Belo directors who voluntarily resign from Board service prior to the vesting of options forfeit unvested options. Vesting is accelerated for options held by a director who retires at the Board’s mandatory retirement age of 68, becomes disabled, or dies. In any event, vested options remain exercisable for the original term of the award for all former directors.

Following are the stock option holdings of each of A. H. Belo’s non-employee directors as of December 31, 2009:

	Outstanding	Exercisable
Name	Stock Options	Stock Options

Louis E. Caldera	10,022	10,022
Douglas G. Carlston	42,852	16,926
Dealey D. Herndon	54,453	28,527
Laurence E. Hirsch	69,540	43,614
Tyree B. Miller	25,926	—
David R. Morgan	41,826	15,900
John P. Puerner	41,826	15,900
J. McDonald Williams	58,013	32,087

Certain Relationships

A. H. Belo has a written Code of Business Conduct and Ethics, which sets forth A. H. Belo’s policy that all directors, officers, and employees avoid business and personal situations that may give rise to a conflict of interest. A “conflict of interest” under the Code occurs when an individual’s private interest significantly interferes or appears to significantly interfere with A. H. Belo’s interest. The Code provides that the Audit Committee (or its designee) is generally responsible for enforcement of the Code relating to members of the Board of Directors; and A. H. Belo’s Management Committee (or its designee) is generally responsible for enforcement of the Code relating to officers and employees.

The A. H. Belo Board has adopted a written Related Person Transaction Policy and Procedures pursuant to which significant transactions involving the Company and related persons, as defined in Item 404(a) and accompanying instructions of Regulation S-K, are subject to review by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

In connection with the spin-off, Belo Corp. and A. H. Belo entered into a separation and distribution agreement, a services agreement, a tax matters agreement and an employee matters agreement, effective as of the spin-off date (February 8, 2008). The tax matters agreement was subsequently amended in the third quarter of 2009 to allow A. H. Belo’s tax loss for the year ended December 31, 2008 to be carried back to Belo Corp.’s 2007 consolidated tax return. After the tax matters agreement was amended, Belo Corp. amended its 2007 tax return to generate a federal income tax refund, which refund is held by Belo Corp. on A. H. Belo’s behalf and will be applied towards A. H. Belo’s future obligations to reimburse Belo Corp. for a portion of Belo Corp.’s contributions to the Belo Corp.-sponsored pension plan.

Belo’s Dallas/Fort Worth television station, WFAA-TV, and The Dallas Morning News, owned by A. H. Belo, entered into agreements whereby each agrees to provide media content, cross-promotion and other services to the other on a mutually agreed-upon basis. Robert Decherd is chairman of the board, president and Chief Executive Officer of A. H. Belo, and the non-executive chairman of the board of Belo Corp. Jim Moroney, executive vice president of A. H. Belo and publisher and Chief Executive Officer of The Dallas Morning News, is an executive officer of A. H. Belo and a director of Belo Corp. Dealey Herndon is a director of both Belo Corp. and A. H. Belo. Robert and Dealey, his sister, serve as directors of A. H. Belo and Belo Corp. Jim Moroney is their second cousin.

In connection with the February 2008 spin-off and an assessment of their respective downtown Dallas real estate needs, A. H. Belo and Belo Corp. agreed to co-own, through the creation of a limited liability company (the “LLC”), The Belo Building, related parking sites, and specified other downtown Dallas real estate. A. H. Belo and Belo each own 50 percent of the LLC and lease from the LLC 50 percent of the available rental space in The Belo Building and related parking sites under long-term leases that are terminable under various conditions. A third party real estate services firm, engaged by the LLC, manages The Belo Building and other real estate owned by the LLC.

The Company is not aware of any other related person transactions that would require disclosure.

ANNUAL REPORT AND ADDITIONAL MATERIALS

Our 2009 annual report to shareholders is being distributed with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 may be obtained without charge upon written or oral request to A. H. Belo Corporation, Attention: Daniel J. Blizzard, Secretary, P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200. Our Annual Report on Form 10-K is also available free of charge on www.ahbelo.com, along with our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to all these reports as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC.

Householding Information

If you and others who share your mailing address own A. H. Belo common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and mailing costs. Unless you responded that you did not want to participate in householding, a single copy of this proxy statement and the 2009 annual report have been sent to your address. (Each shareholder will continue to receive a separate proxy voting form.) If you hold shares through a bank or brokerage firm and would like to receive a separate copy of this proxy statement and the 2009 annual report, please contact the Investor Relations Department of A. H. Belo Corporation (P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200), and we will promptly send additional copies on request. In addition, if you wish in the future to receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please notify the brokerage firms or banks where your shares are held. You may also have an opportunity to opt in or opt out of householding by following the instructions on your proxy voting form supplied with this proxy statement by your bank or broker.

How to Receive Future Proxy Statements and Annual Reports Online

You can elect to receive future A. H. Belo proxy statements and annual reports over the Internet, instead of receiving paper copies in the mail. Registered shareholders may elect electronic delivery of future proxy materials and other shareholder communications simply by updating their shareholder account information through Investor ServiceDirect, which may be accessed via the Internet at www.bnymellon.com/shareowner/isd.

If you hold your shares in broker or nominee name and are not given an opportunity to consent to electronic delivery when you vote your shares online, you may contact the holder of record through which you hold your shares and ask about the availability of Internet delivery.

If you do consent to Internet delivery, a notation will be made in your account. When future proxy statements and annual reports become available, you will receive an e-mail notice instructing you on how to access them over the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 10, 2010

This proxy statement and the 2009 annual report are available at http://bnymellon.mobular.net/bnymellon/ahc.  These documents are also posted on our Web site at www.ahbelo.com.

SHAREHOLDER PROPOSALS FOR 2011 MEETING

In order to propose business for consideration or nominate persons for election to the A. H. Belo Board, a shareholder must comply with the advance notice provisions of our bylaws. The bylaws provide that any such proposals or nominations must be submitted to and received by us between March 12, 2011 and April 11, 2011 in order to be considered at the 2011 annual meeting, and must satisfy the other requirements in our bylaws regarding such proposals or nominations. If the shareholder does not also comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal or nomination made by a shareholder. A shareholder who is interested in submitting a proposal for inclusion in our proxy materials for the 2011 annual meeting may do so by submitting the proposal to the attention of A. H. Belo’s Secretary by no later than December 31, 2010 and following the procedures described in the Company’s bylaws and in SEC Rule 14a-8.

Copies of the bylaws and SEC Rules 14a-4 and 14a-8 may be obtained by contacting A. H. Belo’s Secretary at P. O. Box 224866, Dallas, Texas 75222-4866, or by telephone at (214) 977-8200, and submissions pursuant to these provisions should be addressed to A. H. Belo’s Secretary at this same address.

GENERAL

At the date of this proxy statement, we do not know of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters should come before the annual meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors

DANIEL J. BLIZZARD
Secretary
Dated: April 30, 2010

APPENDIX A

MAJORITY VOTING IN THE ELECTION OF DIRECTORS
Excerpted from A. H. Belo Corporation
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board is posted on A. H. Belo’s Web site at www.ahbelo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
A. H. Belo Corporation, Attention: Daniel J. Blizzard, Secretary,
P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200.

Board Composition & Qualifications

Majority Voting in the Election of Directors
If a nominee for director who is an incumbent director does not receive the vote of at least a majority of the votes cast at any meeting for the election of directors at which a quorum is present and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board. For purposes of this Corporate Governance Guideline, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to election of directors generally. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that director’s election, or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally.

The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation.

A-1

APPENDIX B

INDEPENDENCE STANDARDS
Excerpted from A. H. Belo Corporation
Corporate Governance Guidelines
The complete current version of the Corporate Governance Guidelines as approved and adopted by the
Board is posted on A. H. Belo’s Web site at www.ahbelo.com.
A copy of the Corporate Governance Guidelines may be obtained without charge upon written or oral request to
A. H. Belo Corporation, Attention: Daniel J. Blizzard, Secretary,
P. O. Box 224866, Dallas, Texas 75222-4866, (214) 977-8200.

Board Composition & Qualifications

Independence
A majority of the directors comprising the Board shall be independent directors. An “independent” director is a director who meets the New York Stock Exchange (“NYSE”) standards of independence, as determined by the Board. The Board has adopted the standards set forth on Attachment A to these Guidelines to assist it in making determinations of a director’s independence.

Board Committees:

Number, Structure and Independence of Committees
The Board has three standing committees:  Audit, Compensation, and Nominating and Corporate Governance. All members of the Audit, Compensation, and Nominating and Corporate Governance Committees shall be directors who meet the NYSE standards of “independence” as determined by the Board. Directors who serve on the Audit Committee must meet additional independence criteria described in Attachment A to these Guidelines.

Attachment A: Independence Standards

A director shall be independent if the director meets each of the following standards and otherwise has no material relationship with A. H. Belo, either directly, or as a partner, stockholder, or officer of an organization that has a relationship with A. H. Belo. For purposes of these standards, “A. H. Belo” means A. H. Belo Corporation and its consolidated subsidiaries, collectively.

1.	the director is not, and in the past three years has not been, an employee of A. H. Belo;

2.	an immediate family member of the director is not, and in the past three years has not been, employed as an executive officer of A. H. Belo;

3.	(a) neither the director nor a member of the director’s immediate family is a current partner of A. H. Belo’s outside auditing firm; (b) the director is not a current employee of A. H. Belo’s outside auditing firm; (c) no member of the director’s immediate family is a current employee of A. H. Belo’s outside auditing firm participating in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; and (d) neither the director nor a member of the director’s immediate family was within the past three years (but is no longer) a partner or employee of A. H. Belo’s outside auditing firm and personally worked on A. H. Belo’s audit within that time;

4.	neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which a current executive officer of A. H. Belo served on the compensation committee of another company at the same time the director or the director’s immediate family member served as an executive officer of that company;

5.	neither the director nor a member of the director’s immediate family has received during any 12-month period in the past three years, any direct compensation payments from A. H. Belo in excess of $100,000, other than compensation for Board service, compensation received by the director’s immediate family

B-1

member for service as a non-executive employee of A. H. Belo, and pension or other forms of deferred compensation for prior service;

6.	the director is not a current executive officer or employee, and no member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from A. H. Belo, or during any of the last three fiscal years has made payments to or received payments from A. H. Belo, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues;

7.	the director is not an executive officer of a non-profit organization to which A. H. Belo makes or in the past three fiscal years has made, payments (including contributions) that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues;

8.	the director is not, and during the last fiscal year has not been, a partner in, or a controlling shareholder or executive officer of, a business corporation, non-profit organization, or other entity to which A. H. Belo was indebted at the end of A. H. Belo’s last full fiscal year in an aggregate amount in excess of 2% of A. H. Belo’s total consolidated assets at the end of such fiscal year;

9.	the director is not, and during the last fiscal year has not been, a member of, or of counsel to, a law firm that A. H. Belo has retained during the last fiscal year or proposes to retain during the current fiscal year; or

10.	the director is not, and during the last fiscal year has not been, a partner or executive officer of any investment banking firm that has performed services for A. H. Belo, other than as a participating underwriter in a syndicate, during the last fiscal year or that A. H. Belo proposes to have perform services during the current fiscal year.

The Board may determine that a director or nominee is “independent” even if the director or nominee does not meet each of the standards set forth in paragraphs (7) through (10) above as long as the Board determines that such person is independent of management and free from any relationship that in the judgment of the Board would interfere with such person’s independent judgment as a member of the Board and the basis for such determination is disclosed in A. H. Belo’s annual proxy statement.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on that committee, if the director: (1) receives, either directly or indirectly, any consulting, advisory or other compensatory fee from A. H. Belo Corporation or any of its subsidiaries other than: (a) fees for service as a director, and (b) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with A. H. Belo; or (2) is “an affiliated person” of A. H. Belo Corporation or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

For purposes of this Attachment A, an “immediate family member” means a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

B-2

AH BELO-PS-10

NOTICE TO PARTICIPANTS
IN THE
A. H. BELO SAVINGS PLAN AND
THE SEPARATE BELO SAVINGS PLAN
MAINTAINED BY BELO CORP.
(the “Savings Plans”)

You should have received by separate correspondence a Notice of Internet Availability of Proxy Materials (the “Notice”) informing you of your ability to access the A. H. Belo Corporation (“A. H. Belo” or the “Company”) proxy materials on the Web site referred to in the Notice or to request to receive a printed set of the proxy materials. The proxy materials relate to the 2010 Annual Meeting of Shareholders of A. H. Belo that will be held in the Auditorium of The Belo Building at 400 South Record Street, Third Floor, Dallas, Texas, on June 10, 2010, at 1:30 p.m. (local time). The A. H. Belo Board of Directors has fixed the close of business on April 22, 2010 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the 2010 Annual Meeting of Shareholders or any adjournment(s) thereof. The annual meeting will be held for the purpose of electing two Class II directors, ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and considering any other matters that properly may come before the meeting or any postponement or adjournment of the meeting.

Directions to the Trustee

Only Fidelity Management Trust Company, as the trustee of each of the Savings Plans (“Fidelity”), can vote the shares of A. H. Belo stock held by each of the Savings Plans. However, under the terms of your plan, you are entitled to instruct Fidelity how to vote the shares of A. H. Belo stock that were allocated to your plan account at the close of business on the Record Date. Voting instructions with respect to shares held in the Savings Plans must be received by 11:59 p.m. Eastern Time on June 8, 2010, and may not be provided at the meeting.

The Notice you received includes instructions on how to access the proxy materials and how to provide your voting instructions to Fidelity via the Internet. It also provides information on how to request a printed set of the proxy materials, including a voting instruction card. Your participation is important and your vote is confidential. Please take the time to vote your plan shares via the Internet using the instructions included in the Notice, by using the toll-free telephone number provided in the proxy materials, or, if you opt to receive paper copies, by completing the voting instruction card and returning it in the envelope provided.

With respect to each of the Savings Plans, Fidelity will vote all A. H. Belo shares held by that plan in accordance with the voting instructions that are received via mail, telephone, or Internet on or before June 8, 2010 from participants in that plan, unless Fidelity determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). If you sign, date, and return a paper voting instruction card but do not check any boxes on the card, then Fidelity will vote your plan shares FOR all nominees standing for election as directors and FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. In addition, at its discretion, Fidelity is authorized to vote on any other matter that properly may come before the meeting or any adjournment or postponement of the meeting.

Confidentiality and Instructions

Your voting instructions to Fidelity are strictly confidential and will not be revealed, directly or indirectly, to any director, officer, or other employee of A. H. Belo or to anyone else, except as otherwise required by law. Therefore, you should feel completely free to instruct Fidelity to vote your plan shares in the manner you think best.

Voting Deadline

Because of the time required to tabulate voting instructions from participants before the annual meeting, Fidelity must establish a cut-off date for receipt of voting instructions. The cut-off date is June 8, 2010. Fidelity cannot ensure that voting instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly to vote your plan shares on or before June 8, 2010. If Fidelity does not receive timely instructions from you with respect to your plan shares, Fidelity will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants in your Savings Plan.

Further Information

If you are a direct shareholder of A. H. Belo, please note that there is a separate proxy card with respect to your directly-owned shares. You must vote your directly-owned shares and your plan shares separately, either by returning the proxy card and voting instruction card by mail, or by separately voting by Internet or telephone with respect to your directly-held and your plan shares. You may not use the proxy card or the voter identification information with respect to your directly-held shares to vote your plan shares. Your direct vote of non-plan shares is not confidential.

If you have questions regarding the information provided to you, you may contact the plan administrator at (800) 835-5098 between 8:00 a.m. and 5:00 p.m., Central Time, Monday through Friday.

Your ability to instruct Fidelity how to vote your plan shares is an important part of your rights as a participant. Please consider the proxy materials carefully and provide your voting instructions to us promptly.

April 30, 2010

FIDELITY MANAGEMENT TRUST COMPANY
as Trustee of the A. H. BELO SAVINGS PLAN and
as Trustee of the BELO SAVINGS PLAN

AH BELO-LTR-10

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day. A. H. BELO CORPORATION INTERNET http://www.proxyvoting.com/ahc Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. 70595 FOLD AND DETACH HERE Please mark your votes as 1. Election of the following nominees as Class II director indicated in this example (terms expire in 2013) WITHHOLD AUTHORITY FOR ALL FROM ALL NOMINEES NOMINEES 01 Laurence E. Hirsch 02 John P. Puerner FOR ALL NOMINEES EXCEPT ANY NOMINEE(S) WHOSE NAME IS WRITTEN BELOW. FOR AGAINST ABSTAIN 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. 3. At the discretion of such proxy holders on any other matter that properly may come before the meeting or any adjournment or postponement thereof. This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” all nominees standing for election as directors, “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and in the proxyholders’ discretion on any other matter presented at the meeting. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. Mark Here for Address Change or Comments SEE REVERSE Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature Signature Date

You can now access your A. H. Belo Corporation account online. Access your A. H. Belo Corporation account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for A. H. Belo Corporation, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the Web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://www.proxyvoting.com/ahc FOLD AND DETACH HERE PROXY Annual Meeting of Shareholders — To be held June 10, 2010 THE BOARD OF DIRECTORS OF A. H. BELO CORPORATION SOLICITS THIS PROXY The undersigned hereby appoints Robert W. Decherd, Alison K. Engel, and Daniel J. Blizzard, or any one or more of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of the common stock of A. H. Belo Corporation held of record by the undersigned on April 22, 2010, at the 2010 Annual Meeting of Shareholders, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY COMPLETED AND RETURNED BY YOU, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES STANDING FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND IN THE PROXYHOLDERS’ DISCRETION ON ANY OTHER MATTER PRESENTED AT THE MEETING. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) 70595

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Voting instructions must be received by 11:59 PM Eastern Time on June 8, 2010. A. H. BELO CORPORATION INTERNET http://www.proxyvoting.com/ahc Use the Internet to vote. Have your Voting Instruction Card in hand when you access the Web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote. Have your Voting Instruction Card in hand when you call. If you vote by Internet or by telephone, you do NOT need to mail back your Voting Instruction Card. To vote by mail, mark, sign and date your Voting Instruction Card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the trustee of the Savings Plans to vote your shares in the same manner as if you marked, signed and returned your Voting Instruction card. Fulfillment 70600 73943-PK FOLD AND DETACH HERE 1. Election of the following nominees as Class II director (terms expire in 2013) WITHHOLD AUTHORITY FOR ALL FROM ALL NOMINEES NOMINEES 01 Laurence E. Hirsch 02 John P. Puerner FOR ALL NOMINEES EXCEPT ANY NOMINEE(S) WHOSE NAME IS WRITTEN BELOW. Please mark your votes as indicated in this example X FOR AGAINST ABSTAIN 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. 3. At the discretion of trustee of the Savings Plans on any other matter that properly may come before the meeting or any adjournment or postponement thereof. The Trustee of the Savings Plans is hereby instructed to vote in the manner described herein or, if no direction is made, to vote “FOR” all nominees standing for election as directors, “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, and in the trustee’s discretion on any other matter presented at the meeting. This Voting Instruction Card will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. Mark Here for Address Change or Comments SEE REVERSE I hereby authorize Fidelity Management Trust Company, as trustee under the Savings Plans, to vote the full shares of A. H. Belo common stock credited to my plan account at the 2010 Annual Meeting in accordance with instructions given above. The trustee has appointed BNY Mellon Shareowner Services as agent to tabulate the votes. Signature Signature Date

YOUR VOTING INSTRUCTION CARD FOR A. H. BELO CORPORATION SHARES HELD IN YOUR SAVINGS PLAN ACCOUNT IS ATTACHED BELOW Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://www.proxyvoting.com/ahc FOLD AND DETACH HERE VOTING INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY (“Fidelity”) as Trustee of the A. H. Belo Savings Plan and of the separate Belo Savings Plan maintained by Belo Corp. (the “Savings Plans”) A. H. Belo Corporation Annual Meeting of Shareholders — To be held June 10, 2010 TO PARTICIPANTS IN THE SAVINGS PLANS: As a participant in one of the Savings Plans, you may instruct Fidelity, as the trustee of each of the Savings Plans, how to vote the shares of A. H. Belo Corporation (“A. H. Belo”) common stock allocated to your plan account at the 2010 Annual Meeting of Shareholders, and any adjournment or postponement thereof. This voting instruction card, when properly completed and returned by you, will constitute instructions to Fidelity to vote the shares of A. H. Belo common stock credited to your plan account as of April 22, 2010. Your instructions to Fidelity will be held in strict confidence and will be made available only to the inspectors of the election at the Annual Meeting, none of whom is an employee of A. H. Belo. Please use the other side of this form in giving your instructions. If Fidelity has not received your voting instructions by June 8, 2010, your plan shares will be voted by Fidelity in the same proportion as those shares for which voting instructions have been timely received with respect to your plan. If you sign, date, and return a voting instruction card but do not check any boxes on the card, Fidelity will vote your plan shares “FOR” all nominees standing for election as directors, “FOR” the ratification of the appointment of KPMG LLP as A. H. Belo’s independent registered public accounting firm, and in Fidelity’s discretion on any other matter presented at the meeting. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) Fulfillment 70600 73943-PK